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                                                                    EXHIBIT 10.D


                           MASTER SETTLEMENT AGREEMENT


         This MASTER SETTLEMENT Agreement is made and entered into as of June 24, 2003, by and between, on the one hand, El Paso Corporation, El Paso Natural Gas Company, and El Paso Merchant Energy, L.P.; and, on the other hand, the Attorney General of the State of California, the Governor of the State of California, the California Public Utilities Commission, the California Department of Water Resources, the California Energy Oversight Board, the Attorney General of the State of Washington, the Attorney General of the State of Oregon, the Attorney General of the State of Nevada, Pacific Gas & Electric Company, Southern California Edison Company, the City of Los Angeles, the City of Long Beach, and classes consisting of all individuals and entities in California that purchased natural gas and/or electricity for use and not for resale or generation of electricity for the purpose of resale, between September 1, 1996 and March 20, 2003, inclusive, represented by class representatives Continental Forge Company, Andrew Berg, Andrea Berg, Gerald J. Marcil, United Church Retirement Homes of Long Beach, Inc., doing business as Plymouth West, Long Beach Brethren Manor, Robert Lamond, Douglas Welch, Valerie Welch, William Patrick Bower, Thomas L. French, Frank Stella, Kathleen Stella, John Clement Molony, SierraPine, Ltd., John Frazee and Jennifer Frazee, John W.H.K. Phillip, and Cruz Bustamante.

         1. DEFINITIONS.

         The following terms with initial capital letters, which are in addition to other terms with initial capital letters defined in the body of this Agreement or by the context in which they appear in this Agreement, have the following meanings when used in this Agreement:

         1.1 "AB1X" means Assembly Bill 1 of the 2001-02 First Extraordinary Session, which amended the California Water Code by adding Division 27, authorizing the CDWR to, among other things, enter into contracts with energy suppliers.

         1.2 "Acceptable Collateral" means (a) any Letter of Credit, (b) any Oil & Gas Collateral, or (c) any Other Collateral.

         1.3 "Actions" means, collectively, the civil actions, class actions, attorney general investigations, and FERC proceedings described in Paragraph 2 of this Agreement.

         1.4 "Active FERC Parties" means, collectively, CPUC, CEOB, CDWR, Edison, and PG&E, and their respective successors and assigns. Each of the Active FERC Parties may be individually referred to herein as an "Active FERC Party."

         1.5 "Additional Payees" means the payees of any Additional Payments.

         1.6 "Additional Payments" means any payments to be made by the El Paso Settling Parties to any persons which the El Paso Settling Parties have agreed in writing with such persons shall be secured by the Collateral, but only if approved in writing by the Designated Representative.


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         1.7 "Administrator" has the meaning given to it in Paragraph 8.6(b) of this Agreement.

         1.8 "Affiliates" means, (a) with respect to a specified Person (other than Edison), any other Person (i) that, as of March 20, 2003, directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the specified Person, (ii) as of March 20, 2003, at least 51% of the Equity Interests of which are owned, legally or beneficially, by the specified Person directly, or indirectly through one or more intermediaries or (iii) is a predecessor, successor or assign (including by merger or other operation of law) of such specified Person or any other applicable Person described in clauses 1.8(a)(i) or (ii) above; and (b) with respect to Edison, has the same meaning as the term "Subsidiaries," as defined in Paragraph 1.114. For purposes of this Agreement "beneficial ownership" shall have the meaning set forth in Rule 13d-3(a) as currently promulgated under the Securities Exchange Act of 1934, as amended.

         1.9 "AG" means the Attorney General of California and the People of the State of California, by and through the Attorney General, Bill Lockyer.

         1.10 "AG 206 Complaint" has the meaning given to it in Paragraph 2.18 of this Agreement.

         1.11 "AG Subpoena" has the meaning given to it in Paragraph 2.2 of this Agreement.

         1.12 "AG Investigation" has the meaning given to it in Paragraph 2.2 of this Agreement.

         1.13 "Agreement" means this Master Settlement Agreement and any amendments or modifications to this Master Settlement Agreement that are approved in writing in accordance with the terms of Paragraph 12.2 hereof.

         1.14 "Allocation Agreement" means that certain agreement by and among the Settling Claimants pursuant to which the Settling Claimants, among other things, address how the Consideration shall be allocated among the Settling Claimants.

         1.15 "AP Portion" has the meaning given to it in Paragraph 8.3(a) of this Agreement.

         1.16 "Bankruptcy Code" mean the United State Bankruptcy Code, as codified at 11 U.S.C. Section 101 et seq., as the same may be amended from time to time, and any successor to Title 11 of the United States Code hereinafter enacted into law.

         1.17 "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California, San Francisco Division.

         1.18 "Business Day" means any day other than a Saturday, Sunday, or legal holiday in the State of California in which state government is not generally open for business to the public.

         1.19 "Business Entity" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability


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company, joint stock company, trust, unincorporated association, joint venture or other entity or organization of any type, including the Settlement Fund.

         1.20 "CAISO" means the California Independent System Operator Corporation.

         1.21 "California Executive" means the Governor of the State of California, acting on behalf of the agencies, departments, subdivisions, boards, and commissions of the executive branch of the State of California, including, without limitation, CDWR. California Executive shall not include the CPUC or any other body created by the California Constitution.

         1.22 "Cal PX" means the California Power Exchange.

         1.23 "Capacity Allocation Proceeding" means the consolidated proceedings at the FERC in Docket Nos. RP00-336-000, et al.

         1.24 "CDWR" means the State of California Department of Water Resources, including without limitation, the California Energy Resources Scheduling Division, and its successors and/or assigns.

         1.25 "CEOB" means the California Electricity Oversight Board.

         1.26 "Civil Actions" means, collectively, the civil actions identified in the following Paragraphs: 2.7 (City of Los Angeles Action); 2.8 (Long Beach);
2.11 (Nevada Action), and 2.12 (Bustamante Action).

         1.27 "Claim" means any (a) right to payment, whether or not such right is reduced to a judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, (b) right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and/or (c) right granted by statute, regulation or order of any state or federal agency.

         1.28 "Class" means all individuals and entities in California that purchased natural gas and/or electricity for use and not for resale or generation of electricity for the purpose of resale, between September 1, 1996 and March 20, 2003, inclusive. Excluded from the Class are the defendants in the Class Actions, the defendants' predecessors, affiliates, subsidiaries, officers and directors, federal agencies, state agencies, cities, counties and other municipalities, any and all judges and justices assigned to hear any aspect of the Class Actions, along with their spouses and any minor children residing in their households, and any persons within the third degree of relationship of any judge or justice assigned to hear any aspect of the Class Actions. Also excluded from the Class are the Counties of Los Angeles and San Bernardino, the Cities of Long Beach, Upland, Vernon, and Culver City, the California Dairies Plaintiffs, Dry Creek Corporation, Gallo Glass Company, World Oil Corporation, and Edgington Oil Co.

         1.29 "Class Actions" means, collectively, the Continental Forge, John Phillip, John W.H.K. Phillip, Berg, Long Beach, and Sweetie's Actions (as defined below in Paragraphs 2.3, 2.4, 2.5, 2.6, 2.8, and 2.9, respectively).


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         1.30 "Class Action Court" means the court in which the Class Actions are pending, i.e., the California Superior Court for the County of San Diego.

         1.31 "Class Counsel" means, subject to appointment by the Class Action Court as counsel for the Class, the law firms of Astrella & Rice, P.C.; Baker, Burton & Lundy, P.C.; Engstrom, Lipscomb & Lack, P.C.; Girardi & Keese; Kiesel, Boucher & Larson, LLP; Lieff, Cabraser, Heimann & Bernstein LLP; M. Brian McMahon; O'Donnell & Shaeffer LLP; Michael J. Ponce; Francis O. Scarpulla; and Douglas A. Stacey.

         1.32 "Class Plaintiffs" means the plaintiffs in the Class Actions.

         1.33 "Closing" has the meaning given to it in Paragraph 3.1 of this Agreement.

         1.34 "Collateral" means any and all assets of the El Paso Pledgors given as of the Effective Date or from time to time thereafter as security by the El Paso Pledgors to the Collateral Agent pursuant to the terms of a Security Document to secure the Secured Obligations.

         1.35 "Collateral Agent" means any Person from time to time selected by the Designated Representative acceptable to El Paso Corporation (whose consent shall not be unreasonably withheld, conditioned or delayed) to act in such capacity under the Security Documents, and any successor thereto, provided that if, under any applicable law, any of the Collateral may not be held on behalf of the Settlement Fund by an agent, for purposes of that Collateral the Settlement Fund may act as and shall be deemed to be the Collateral Agent.

         1.36 "Compliance Certificate" has the meaning given to it in Paragraph 8.3(b) of this Agreement.

         1.37 "Compliance Program" means the antitrust compliance program described in Paragraph 4.1(a) of this Agreement.

         1.38 "Consideration" means, collectively, the consideration agreed to be given by El Paso to the Settling Claimants and/or the Settlement Fund (of which the Settling Claimants hold 100% of the beneficial interests) pursuant to the terms of Paragraph 4.1 of this Agreement.

         1.39 "Control" means the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses directly, or indirectly through one or more intermediaries, legal or beneficial ownership of (a) at least 51% of the Equity Interests having power to elect, designate or otherwise cause the designation of the board of directors, managing partners or the equivalent of such Person, or
(b) at least 51% of the Equity Interests of such Person. "Controlling" and "Controlled" have meanings correlative thereto.

         1.40 "CPUC" means the California Public Utilities Commission or its successor.


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         1.41 "CPUC 241 Complaint" means the complaint filed by the CPUC at the
FERC on April 4, 2000, in Docket No. RP00-241-000.

         1.42 "CPUC and CEOB 206 Complaints" has the meaning given to it in Paragraph 2.17 of this Agreement.

         1.43 "CPUC Gas OII" means CPUC Investigation 02-11-040, instituted pursuant to the November 21, 2002, Order Instituting Investigation into the Gas Market Activities of Southern California Gas Company, San Diego Gas and Electric, Southwest Gas, Pacific Gas and Electric, and Southern California Edison and their impact on the Gas Price Spikes experienced at the California Border from March 2000 through May 2001.

         1.44 "Custodian" means any receiver, trustee, assignee, liquidator or similar official under the Bankruptcy Code.

         1.45 "Deferred Payments" has the meaning given to it in Paragraph 4.1(d) of this Agreement.

         1.46 "Designated Representative" means, collectively, (a) the Settling Claimant or other person selected pursuant to the Designated Representative Agreement to act in such capacity, and (b) in the event of a Monetization, any assignee(s) of the Settlement Fund's rights in and to the Deferred Payments and Collateral, but only with respect to the rights, duties and obligations relating thereto.

         1.47 "Designated Representative Agreement" means a written agreement executed by each of the Settling Claimants and in a form reasonably acceptable to El Paso appointing the Designated Representative. At the option of the Settling Claimants, the Designated Representative Agreement may be incorporated in or appended to the Allocation Agreement.

         1.48 "Discounted Amount" means, at any single point in time, with respect to any Deferred Payments (or Additional Payments, as the case may be, solely for the purposes of Paragraphs 8.3(a) and 8.3(f)(B)) remaining due and payable (after giving effect to any adjustments pursuant to Paragraphs 4.1(d)(i)(B), 4.1(d)(i)(C), or 4.1(d)(ii)(C)), (a) if El Paso Corporation is not Investment Grade at that time, the net present value of such Deferred Payments or Additional Payments, as the case may be, payable in equal semi-annual installments through January 1, 2024, discounted at the rate per annum of 7.86196381773051%, and (b) if El Paso Corporation is Investment Grade at that time, the net present value of such Deferred Payments or Additional Payments, as the case may be, payable in equal semi-annual installments through January 1, 2019, discounted at the rate per annum of 7.48071747914203%; provided that for purposes of determining at any time the collateral maintenance requirements set forth in Paragraph 8.3(a) of this Agreement, the Deferred Payment or Additional Payment, as the case may be, maturity date will be January 1, 2024, and the net present value of the Deferred Payments or Additional Payment, as the case may be, at that point in time shall be calculated with a discount rate of 7.86196381773051%, and further provided that if El Paso Corporation becomes Investment Grade after the date hereof, then for purposes of this definition it shall remain Investment Grade notwithstanding any subsequent rating agency downgrade.


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         1.49 "Edison" means Southern California Edison Company, a California corporation, and its successors and assigns.

         1.50 "Effective Date" means the date on which all of the conditions precedent set forth in Paragraph 3.2 have been satisfied, including, without limitation, delivery of the Closing certificates required by the terms of Paragraphs 3.2(o) and 3.2(p) of this Agreement.

         1.51 "Electric Power" means electric energy and related products, including capacity and ancillary services such as regulation, spinning reserve, non-spinning reserve and replacement reserve.

         1.52 "El Paso" means one or more of the El Paso Settling Parties.

         1.53 "El Paso Corporation" means El Paso Corporation, a Delaware corporation, and its successors and assigns.

         1.54 "El Paso Pledgors" means, collectively, those El Paso Settling Parties and direct and indirect wholly-owned Subsidiaries of the El Paso Settling Parties who have provided Collateral in favor of the Collateral Agent for the benefit of the Settlement Fund.

         1.55 "El Paso Settling Parties" means, collectively, El Paso Corporation, EPNG, and EPME. Each of the El Paso Settling Parties may be individually referred to herein as an "El Paso Settling Party."

         1.56 "El Paso Releasees" means and includes the El Paso Settling Parties and their Releasees.

         1.57 "El Paso Releasors" means and includes the El Paso Settling Parties and their Releasors.

         1.58 "EPME" means El Paso Merchant Energy, L.P., a Delaware limited partnership, and its successors and assigns.

         1.59 "EPNG" means El Paso Natural Gas Company, a Delaware corporation.

         1.60 "Equity Interests" means (a) any capital stock, partnership, joint venture, membership interest, limited liability interest, unlimited liability interest, beneficial interest in a trust or similar Person, or other equity, beneficial or ownership interest in another Person of whatever type or nature and (b) any securities, shares or rights representing, convertible into or exercisable for any of the foregoing described in clause (a) above as well as any preemptive, subscription, acquisition or other outstanding right, option, warrant, conversion right, exercise right, stock appreciation right, redemption right, repurchase right, or similar right related to any of the foregoing described in clause (a) above.

         1.61 "Escrow Account" means an account in the name of the Settlement Fund held by the Escrow Agent into which Consideration or the proceeds of Consideration may be deposited from time to time as provided in Paragraph 4.1 of this Agreement.


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         1.62 "Escrow Agent" means Citibank, N.A. and any successor to Citibank,
N.A. so long as such successor is reasonably acceptable to El Paso if chosen by the Designated Representative between the date hereof and the Effective Date.

         1.63 "Escrow Agreement" means an agreement governing the Escrow Account reasonably acceptable to and executed by each of the Parties or their authorized representatives, and the Escrow Agent.

         1.64 "Escrow Effective Date" means the date on which an Escrow Agreement has been signed by all Parties or their authorized representatives, and the Escrow Agent.

         1.65 "Event of Default" has the meaning given to it in Paragraph 9.1 of this Agreement.

         1.66 "Federal Court" means the United States District Court for the Central District of California.

         1.67 "FERC" means the Federal Energy Regulatory Commission, or an agency or authority of the United States from time to time succeeding to its authority.

         1.68 "FERC Natural Gas Proceeding" has the meaning given to it in Paragraph 2.1 of this Agreement.

         1.69 "FERC Settlement Agreement" means the joint settlement agreement described in the attached Appendix 1.69, as the same may be amended, modified, supplemented, or replaced from time to time after the date hereof in accordance with the terms set forth therein.

         1.70 "FERC Settling Parties" means EPNG, El Paso Merchant Energy Company, El Paso Merchant Energy-Gas, L.P., the CPUC, PG&E, Edison, and the City of Los Angeles, as each of those Parties is defined individually herein. Each of the FERC Settling Parties may be individually referred to herein as a "FERC Settling Party."

         1.71 "Final" means, with respect to a judgment or order, that either
(a) the time to appeal therefrom has expired and no appeal has been taken, or
(b) an appeal therefrom has been taken or other challenge thereto has been made, and that all such appeals or challenges have been finally disposed of in a manner that affirms the judgment or order without modification and no petition(s) for certiorari are pending.

         1.72 "Gas" means any natural gas or natural gas-related product or service.

         1.73 "Independent Consultant" means, with respect to the Oil & Gas Collateral, Huddleson & Co., Inc., or any other independent engineering firm, gas consulting firm or other expert of recognized competency in valuing Oil & Gas Collateral selected by El Paso Corporation and used by it in connection with its SEC reporting.

         1.74 "Investment Grade" means, with respect to a Person's non-credit enhanced, senior unsecured long-term debt, an investment grade credit rating by both Moody's Investor Services (i.e., Baa3 or higher) and Standard & Poor's Investment Advisor Services (i.e., BBB- or higher).


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         1.75 "Investment Grade Discounted Amount" means, after El Paso
Corporation becomes Investment Grade after the date hereof, with respect to any Deferred Payments due at any single point in time (after giving effect to any adjustments pursuant to Paragraphs 4.1(d)(i)(B), 4.1(d)(i)(C), or 4.1(d)(ii)(C)), the net present value of such Deferred Payments at that point in time using a discount rate of 7.48071747914203% based on a maturity date of January 1, 2019. For any Deferred Payments prepayment made in full on or before July 1, 2004, the Investment Grade Discounted Amount shall equal $525,375,643.20. If El Paso Corporation becomes Investment Grade after the date hereof, then for purposes of this definition it shall remain Investment Grade notwithstanding any subsequent ratings agency downgrade.

         1.76 "Just and Reasonable" has the meaning given to it in Sections 205 and/or 206 of the Federal Power Act, 16 U.S.C. Sections 824d and/or 824e, and/or Sections 4 and/or 5 of the Natural Gas Act, 15 U.S.C. Sections 717c and/or 717d.

         1.77 "Letter of Credit" means an irrevocable, standby letter of credit in usual and customary form as mutually agreed by El Paso Corporation and the Designated Representative issued by a U.S. commercial bank or foreign bank with a U.S. branch (a) whose non-credit enhanced, senior unsecured long-term debt, at the time of issuance of the Letter of Credit, has a credit rating of at least A-from S&P or A3 from Moody's Investor Service, and (b) that is after issuance of such Letter of Credit, at least Investment Grade and otherwise acceptable to the Designated Representative.

         1.78 "Liabilities" means any and all costs, expenses, actions, causes of actions, suits, judgments, controversies, damages, claims, liabilities or demands of any nature, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, liquidated or unliquidated, matured or unmatured, contingent or direct, whether arising at common law, in equity, or under any statute, regulation or order, based in whole or in part upon any act or omission or other occurrence taking place on or prior to March 20, 2003.

         1.79 "Measurement Date" means December 31 of each calendar year.

         1.80 "Memorandum of Understanding" means that certain Memorandum of Understanding dated March 20, 2003, by and among, inter alia, the Parties.

         1.81 "Monetization" means a structured financing transaction, which may or may not include the issuance of securities, pursuant to which the Settlement Fund sells, assigns, pledges or otherwise conveys some or all of its rights in and to the Deferred Payments and the Collateral relating thereto for the Monetization Amount to one or more third parties.

         1.82 "Monetization Amount" means, with respect to any Monetization, the gross proceeds raised by that Monetization.

         1.83 "MSA Portion" has the meaning given to it in Paragraph 8.3(a) of this Agreement.

         1.84 "Nevada AG" means the Attorney General of Nevada and the People of the State of Nevada, by and through the Attorney General, Brian Sandoval, acting as chief law enforcement officer of his state and as parens patriae.


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         1.85 "Nevada Power Proceeding" has the meaning given to it in Paragraph
2.21 of this Agreement.

         1.86 "Non-Investment Grade Discounted Amount" means, with respect to any Deferred Payments due at any single point in time (after giving effect to any adjustments pursuant to Paragraph 4.1(d)(i)(B), 4.1(d)(i)(C), or 4.1(d)(ii)(C)), while El Paso Corporation is not Investment Grade, the net present value of such obligation at that point in time using a discount rate of 7.86196381773051% based on a maturity date of January 1, 2024. For any Deferred Payment prepayment made in full on or before July 1, 2004, the Non-Investment Grade Discounted Amount shall equal $442,677,625.29.

         1.87 "Northwest AGs" means the Attorneys General of Washington and Oregon as chief law enforcement officers of their respective states, and to the full extent of their legal authority to bring claims against any El Paso Releasee.

         1.88 "Notice Order" has the meaning given to it in Paragraph 3.3 of this Agreement.

         1.89 "Oil & Gas Collateral" has the meaning set forth in Appendix 1.89 hereto.

         1.90 "Original Contract" means that certain Master Power Purchase and Sale Agreement dated as of February 9, 2001, between EPME and CDWR, and the Confirmation Letter dated February 13, 2001, between EPME and CDWR, together with any exhibits, schedules, other confirmation letters and written supplements thereto.

         1.91 "Other Collateral" means any Collateral, other than a Letter of Credit or any Oil & Gas Collateral, that is reasonably satisfactory to the Designated Representative.

         1.92 "Paragraph" means a numbered paragraph of this Agreement, unless otherwise noted, and all references to a Paragraph shall include all subparts or subparagraphs of that Paragraph.

         1.93 "PG&E" means Pacific Gas and Electric Company, a California corporation, and its successors and assigns.

         1.94 "Parties" means and includes the Persons and governmental authorities and units listed in the preamble of this Agreement, collectively, and their successors and assigns. Each of the Parties may be individually referred to herein as a "Party."

         1.95 "Person" means an individual or Business Entity.

         1.96 "Private Parties" means, collectively, the named plaintiffs in the Civil Actions (excluding the Nevada AG), and the named plaintiffs in their respective representative capacities in each of the Class Actions.

         1.97 "Puget Sound Proceeding" has the meaning given to it in Paragraph
2.20 of this Agreement.


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         1.98 "Refund Proceeding" has the meaning given to it in Paragraph 2.13 of this Agreement.

         1.99 "Released Claims" means any and all of the claims released or waived pursuant to the terms of Paragraph 5 of this Agreement.

         1.100 "Releasees," with respect to a Party and PG&E Corporation, means and includes that person or entity and its current or former directors, officers, employees, Affiliates (provided they are identified in Appendix 7.5(c), Appendix 7.6 or Appendix 7.7 hereto and otherwise satisfy the definition of "Affiliates" in Paragraph 1.8), parents, Subsidiaries (provided they are identified in Appendix 7.5(c), Appendix 7.6 or Appendix 7.7 hereto and otherwise satisfy the definition of "Subsidiaries" in Paragraph 1.114), predecessors, successors, assigns, and attorneys.

         1.101 "Releasors," with respect to a Party and PG&E Corporation, means and includes that person or entity and its predecessors, successors, and assigns, and, with respect to the El Paso Settling Parties, PG&E, PG&E Corporation, and Edison, also includes their respective Affiliates and Subsidiaries.

         1.102 "Renegotiated Contract" means the agreement to be executed and delivered by EPME and CDWR pursuant to the terms of Paragraph 4.1(g) of this Agreement, together with any exhibits, schedules, confirmation letters and any written supplements thereto.

         1.103 "Reported Value" means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property-related expenses, discounted to a present value using an annual discount rate of 10% in accordance with guidelines of the SEC.

         1.104 "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer or the treasurer of such Person, or any other senior officer of such Person having substantially the same authority and responsibility.

         1.105 "Requests for Exclusion" has the meaning given to it in Paragraph
3.3 of this Agreement.

         1.106 "SEC" means the U.S. Securities and Exchange Commission, or an agency or authority of the United States from time to time succeeding to its authority.

         1.107 "Secured Obligations" means and includes (a) the Deferred Payments and any Additional Payments; (b) all interest, if any, in respect of the Deferred Payments and any such Additional Payments due under Paragraph 4.5;
(c) any attorneys' fees, costs or expenses payable to the Collateral Agent under this Agreement arising from or relating to Deferred Payments or Additional Payments; (d) any attorneys' fees, costs or expenses payable to the Collateral Agent under the Security Documents; (e) any of the foregoing arising after any El Paso Settling Party or El Paso Pledgor (to the extent in respect of the Deferred Payments or Additional Payments) has commenced or becomes subject to any case under the Bankruptcy Code, and any interest that accrues after the filing of the bankruptcy petition (even if the interest cannot be collected in the proceeding under the Bankruptcy Code).


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         1.108 "Security Documents" means, collectively, (a) any Letter of
Credit, (b) any mortgage, deed of trust, security agreement, pledge agreement, control agreement, guaranty agreement, hypothication agreement, credit default swap agreement, or other document, instrument or agreement that grants the Collateral Agent a lien on, or security interest in, Collateral, or generally secures Additional Payments and the obligations of the El Paso Settling Parties to the Settlement Fund under this Agreement, and (c) such other ancillary agreements, including any intercreditor agreements, as may be necessary or appropriate to evidence, secure, maintain and protect the rights of the Collateral Agent (on behalf of the Settlement Fund) in the Collateral and with respect to the Secured Obligations, in each and every case (i) in form and substance reasonably satisfactory to the Designated Representative, and (ii) in the case of any Oil & Gas Collateral, containing, among other provisions, the provisions substantially similar to those identified in Appendix 1.89 hereto unless otherwise agreed upon by the Designated Representative.

         1.109 "Settlement Fund" means and refers to the settlement fund described in Paragraph 8.6 of this Agreement into which Consideration shall be deposited by El Paso as provided in Paragraph 4.1 of this Agreement, and from which expenses incurred in connection with this Agreement shall be paid as provided in Paragraph 4.1(i) hereof.

         1.110 "Settlement Hearing" has the meaning given to it in Paragraph 3.3 of this Agreement.

         1.111 "Settling Claimants" means, collectively, the AG; California Executive; CPUC; CDWR; CEOB; Northwest AGs; Nevada AG; Edison; PG&E; the Private Parties; and the successors and assigns of each of the foregoing.

         1.112 "Stipulated Judgment" has the meaning given to it in Paragraph
3.4 of this Agreement.

         1.113 "Stock" means 26,371,308 shares of common stock of El Paso Corporation as adjusted to reflect any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other like change affecting the number of shares of Stock outstanding on the date hereof.

         1.114 "Subsidiaries" means, as to any specified Person, (a) any Person the accounts of which, as of March 20, 2003, are, or are required to be, consolidated with those of the specified Person's consolidated financial statements, (b) any Person of which, as of March 20, 2003, at least 51% of the Equity Interests having power to elect, designate or otherwise cause the designation of the board of directors, managing partners or the equivalent of such Person are legally or beneficially owned by such specified Person directly or indirectly through one or more intermediaries, or which is otherwise Controlled by such specified Person, and (c) any Person of which, as of March 20, 2003, at least 51% of the Equity Interests of such Person are legally or beneficially owned by such specified Person directly or indirectly through one or more intermediaries.

         2. RECITALS.

         2.1 On April 4, 2000, the CPUC filed a complaint against EPNG, El Paso Merchant Energy-Gas, L.P., and El Paso Merchant Energy Company at the FERC (Docket No. RP00-241-000) alleging that firm contracts held by El Paso Merchant Energy-Gas, L.P., and El Paso Merchant Energy Company for transportation capacity on the EPNG system were obtained in violation of the FERC's Standards of Conduct and raising issues regarding the exercise of market power (the "FERC Natural Gas Proceeding"). Edison, PG&E, the City of Los Angeles, and the County of Los Angeles, among others, subsequently intervened in that proceeding.

         2.2 In September 2001, the People of the State of California, by and through Attorney General Bill Lockyer, served a subpoena (the "AG Subpoena") on El Paso pursuant to its investigation In the Matter of the Investigation of Possibly Unlawful, Unfair, or Anti-Competitive Behavior Affecting Electricity Prices in California (the "AG Investigation"). The AG Investigation includes an inquiry into facts relating to El Paso's participation in the California Gas and Electric Power markets from 1998 to the present. To date, the AG Subpoena and AG Investigation have resulted in production by El Paso of hundreds of thousands of pages of documents and numerous investigative hearings.

         2.3 On September 25, 2000, class representative Continental Forge Company filed a class action complaint against El Paso, and other defendants, in the California Superior Court for Los Angeles County (Case No. BC 237336), alleging that El Paso and others had committed antitrust violations and engaged in unfair competition in the California Gas markets (the "Continental Forge Action"). The Continental Forge Action seeks (a) monetary damages, (b) injunctive relief, and (c) restitution and disgorgement by El Paso to the Class and the general public.

         2.4 On December 13, 2000, class representative John Phillip filed a class action complaint against El Paso, and other defendants, in the California Superior Court for San Diego County (Case No. GIC 759425), alleging that El Paso and others had committed antitrust violations and engaged in unfair competition in the California Electric Power markets (the "John Phillip Action"). The John Phillip Action sought (a) monetary damages, (b) injunctive relief, and (c) restitution and disgorgement by El Paso to the Class and the general public.

         2.5 On December 13, 2000, class representative John W.H.K. Phillip filed a class action complaint against El Paso, and other defendants, in the California Superior Court for San Diego County (Case No. GIC 759426), alleging that El Paso and others had committed antitrust violations and engaged in unfair competition in the California Gas markets (the "John W.H.K. Phillip Action"). John W.H.K. Phillip withdrew from this action and Douglas and Valerie Welch and Frank and Kathleen Stella replaced him as class representative. The John W.H.K. Phillip Action seeks (a) monetary damages, (b) injunctive relief, and (c) restitution and disgorgement by El Paso to the Class and the general public.

         2.6 On December 18, 2000, class representatives Andrew Berg, Andrea Berg, and Gerald J. Marcil filed a class action complaint against El Paso, and other defendants, in the California Superior Court for Los Angeles County (Case No. BC 241951), alleging that El Paso and others had committed antitrust violations and engaged in unfair competition in the California

Gas markets (the "Berg Action"). John Clement Molony and SierraPine Limited later joined as class representatives. The Berg Action seeks (a) monetary damages, (b) injunctive relief, and (c) restitution and disgorgement by El Paso to the Class and the general public.

         2.7 On March 20, 2001, the City of Los Angeles filed a complaint against El Paso, and other defendants, in the California Superior Court for Los Angeles County (Case No. BC 247125), alleging that El Paso and others had committed antitrust violations and engaged in unfair competition in the California Gas markets (the "City of Los Angeles Action"). The City of Los Angeles Action seeks (a) monetary damages, (b) injunctive relief, (c) restitution and disgorgement by El Paso, and (d) civil penalties.

         2.8 On March 20, 2001, the City of Long Beach and class representatives United Church Retirement Homes, Long Beach Brethren Manor, and Robert Lamond filed a class action complaint against El Paso, and other defendants, in the California Superior Court for Los Angeles County (Case No. BC 247114), alleging that El Paso and others had committed antitrust violations and engaged in unfair competition in the California Gas markets (the "Long Beach Action"). The Long Beach Action seeks (a) monetary damages, (b) injunctive relief, (c) restitution and disgorgement by El Paso, and (d) civil penalties.

         2.9 On March 22, 2001, class representative Sweetie's filed a class action complaint against El Paso in the California Superior Court for San Francisco County (Case No. 319840), alleging that El Paso had committed antitrust violations and engaged in unfair competition in the California Gas markets (the "Sweetie's Action"). William Patrick Bower and Thomas L. French later joined as plaintiffs in the Sweetie's Action, and Sweetie's later withdrew from the litigation. The Sweetie's Action seeks (a) monetary damages, (b) injunctive relief, and (c) restitution and disgorgement by El Paso to the Class and the general public.

         2.10 In February 2002, the Continental Forge, John Phillip, John W.H.K. Phillip, Berg, City of Los Angeles, City of Long Beach, and Sweetie's Actions were coordinated in the California Superior Court for San Diego County.

         2.11 On November 15, 2002, the State of Nevada, in its proprietary capacity and as parens patriae, by and through its Attorney General, and class representative Robert L. Moore, Colette L. Moore, Jennifer Frazee, and John Frazee, filed a complaint against El Paso, and other defendants, in the Nevada District Court for Clark County (Case No. A458583), alleging that El Paso and others had engaged in unfair trade practices in the Southern Nevada and Southern California Gas and Electric Power markets (the "Nevada Action"). The Nevada Action seeks (a) monetary damages, and (b) civil penalties.

         2.12 On November 20, 2002, California Lieutenant Governor Cruz Bustamante, on behalf of the general public and as a representative taxpayer, filed a class action complaint against El Paso, and other defendants, in the California Superior Court for Los Angeles County (Case No. BC 285598), alleging that El Paso and others had committed unfair business practices affecting the California Gas and Electric Power markets (the "Bustamante Action"). The Bustamante Action seeks (a) injunctive relief, (b) restitution and disgorgement by El Paso, and (c) civil fines.

         2.13 On August 2, 2000, San Diego Gas & Electric Company, the CAISO and the Cal PX filed a complaint under Section 206 of the Federal Power Action at the FERC (Docket No. EL00-95-000, et al.) which complaint was consolidated with complaints filed by other persons or entities, alleging, among other things, that the energy markets in California operated by the Cal PX and CAISO resulted in prices paid for electric energy and energy-related products that were not Just and Reasonable (the "Refund Proceeding").

         2.14 On January 17, 2001, Governor Gray Davis proclaimed a state of emergency in California due to "unanticipated and dramatic increases in the price of electricity" which "threatened the solvency of California's major public utilities, preventing them from continuing to acquire and provide electricity sufficient to meet California's energy needs." In his emergency proclamation, the Governor ordered the CDWR to enter into necessary contracts and arrangements with public and private entities for the purchase and sale of electricity. Pursuant to this emergency proclamation, the CDWR began purchasing electricity to accommodate the unmet demand for power of the retail end-use customers in California served by the three investor-owned utilities and to assure reliability of the transmission system.

         2.15 In connection with the Governor's plan to manage the energy crisis, the California State Legislature authorized the CDWR to, among other things, enter into contracts with energy suppliers, pursuant to AB1X.

         2.16 In compliance with the Governor's directive and pursuant to its authority under AB1X, and to help further the objective of assuring a reliable supply of Electric Power for California's retail end-use consumers, the CDWR and El Paso entered into the Original Contract.

         2.17 On February 25, 2002, and February 26, 2002, the CPUC and the CEOB, respectively, filed complaints under Section 206 of the Federal Power Act at the FERC (Docket Nos. EL02-60-000 and EL02-62-000), alleging, among other things, that the terms and the rates under the Original Contract are not Just and Reasonable or consistent with the public interest (together, the "CPUC and CEOB 206 Complaints").

         2.18 On March 20, 2002, the People of the State of California, by and through Attorney General Bill Lockyer, filed a complaint under Sections 205 and 206 of the Federal Power Act at the FERC (Docket No. EL02-71-000), alleging, among other things, that Electric Power sellers which had made sales to CDWR, the Cal PX, and the CAISO were in violation of certain reporting and filing requirements, which matter is currently pending before the United States Court of Appeals for the Ninth Circuit, Docket No. 02-73093 (the "AG 206 Complaint"). Certain of the Parties sought to intervene or are otherwise participating in that proceeding.

         2.19 In May 2002, the People of the State of California, by and through Attorney General Bill Lockyer, provided El Paso with a draft complaint that it represented it intended to file in the California Superior Court for the County of San Francisco against El Paso alleging that El Paso was in violation of certain reporting and filing requirements with respect to the sale of Electric Power (the "AG Draft Complaint"). The AG Draft Complaint sought civil penalties against El Paso pursuant to California Business and Professions Code Section 17200.

         2.20 On October 26, 2000, Puget Sound Energy, Inc. filed a complaint under Section 206 of the Federal Power Act at the FERC (Docket No. EL01-10-000), seeking an order capping the prices at which sellers subject to FERC jurisdiction may sell capacity or energy into the Pacific Northwest's wholesale power markets. Puget Sound Energy, Inc. has moved to withdraw its complaint. The motion has not been ruled upon and the proceeding continues to be informally known as the "Puget Sound Proceeding" and remains pending with other parties. Certain of the Parties sought to intervene or are otherwise participating in that proceeding.

         2.21 On December 5, 2001, Nevada Power Company and Sierra Pacific Power Company filed a complaint against El Paso under Section 206 of the Federal Power Act at the FERC (Docket No. EL02-33-000), alleging, among other things, that the terms and rates of certain Electric Power contracts that each had entered into were not Just and Reasonable or consistent with the public interest (the "Nevada Power Proceeding"). Certain of the Parties sought to intervene or are otherwise participating in that proceeding.

         2.22 On February 13, 2002 (in Docket No. PA02-2-000), the FERC directed its staff to investigate whether any entity had manipulated short-term prices for Electric Power and Gas in the western region of the United States or otherwise exercised undue influence over these prices and whether this had resulted in rates that are not Just and Reasonable in long-term power sales contracts (the "Fact-Finding Investigation"). Certain of the Parties sought to intervene or are otherwise participating in that proceeding.

         2.23 Beginning in late 2000 and continuing through 2002, the Attorneys General of Washington and Oregon have conducted an investigation into facts relating to El Paso's direct and indirect participation in the Oregon and Washington Electric Power and Gas markets from 1998 to the present (the "Northwest AGs' Investigations"). The Northwest AGs worked cooperatively with the AG in sharing documents and information related to El Paso and other companies. The Northwest AGs have asserted that El Paso may be subject to civil liability, including civil penalties and/or restitution, as a result of potential illegal activity.

         2.24 Edison and PG&E have both prepared and are ready to file federal court actions alleging that El Paso's manipulation of the California energy market during the energy crisis violated federal and state antitrust and unfair competition laws. The complaints in these planned actions are based, legally and factually, in large part, on investigation and analysis undertaken by Edison, the CPUC, and PG&E in the FERC Natural Gas Proceeding.

         2.25 Before commencing the Class Actions and during the course of the litigation and settlement negotiations, Class Counsel conducted a thorough examination and evaluation of the relevant law and facts to assess the merits of their claims and to determine how best to serve the interests of Class Plaintiffs and the Class. In the course of their examination, Class Counsel have reviewed hundreds of thousands of pages of documents produced by El Paso, have taken depositions, and have conducted discussions with El Paso executives. Class Counsel also have retained and consulted with experts concerning the facts discovered in this matter, the merits of Class Plaintiffs' claims, and the defenses raised by El Paso. The other Settling Claimants likewise performed due diligence investigations to assess the merits of their respective claims and the defenses raised by El Paso.

         2.26 Based upon their discovery, investigation and evaluation of the facts and law relating to the matters alleged in the pleadings, Class Plaintiffs and Class Counsel have agreed to settle the Class Actions pursuant to the provisions of this Agreement, after considering such factors as (a) the substantial benefits to Class Plaintiffs and the Class under the terms of this Agreement, (b) the substantial expense, burdens and uncertainties associated with continued litigation of the claims, and (c) the desirability of consummating this Agreement promptly, in order to provide effective relief to Class Plaintiffs and the Class. The other Settling Claimants undertook a similar cost/benefit analysis before agreeing to the settlement set forth herein.

         2.27 The proposed settlement has been reviewed by legal counsel, various consultants and experts retained by Class Plaintiffs, and Class Plaintiffs each agree that this Agreement is fair, reasonable, and adequate because it provides substantial benefits to the Class and is in the best interests of the Class.

         2.28 El Paso expressly and vigorously denies any wrongdoing alleged in any of the Actions, including without limitation the Class Actions, and does not admit or concede any actual or potential fault, wrongdoing or liability in connection with any fact or claim that has been or could have been alleged against it in any of the Actions, including without limitation the Class Actions. Nevertheless, El Paso considers it desirable for the Class Actions, and the other Actions, to be settled, resolved, and dismissed at this time because this settlement will (a) confer substantial benefits on El Paso and its shareholders, including the avoidance of further expense and disruption of the management and operation of El Paso's business due to the pendency and defense of the Class Actions and other Actions, (b) finally put Class Plaintiffs' claims and the other matters to rest, (c) avoid the substantial burdens and uncertainties associated with continued litigation of those claims, and (d) provide substantial benefits to the people of the states of California, Nevada, Oregon, and Washington.

         2.29 After extensive negotiations, the Parties entered into the Memorandum of Understanding. The Parties thereafter engaged in further negotiations to, among other things, resolve issues not addressed in the Memorandum of Understanding, and to refine the structure of the Consideration, including payment of $875,626,072 of cash over a twenty (20) year period in lieu of providing $875,626,072 of natural gas over the same period, thereby enabling those Parties who remain interested in obtaining natural gas to purchase a defined (and therefore predictable) volume of natural gas. The substitution of cash for delivered gas also provides El Paso with additional flexibility in meeting their settlement obligations. It avoids the physical constraints imposed by a requirement to actually deliver gas over a twenty year period to the California border while still permitting El Paso to use its entire portfolio of gas reserves as a possible source of funding for the payments. The Parties now wish to enter into this definitive settlement agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between and among the Parties as follows.

         3. CLOSING PROVISIONS.

         3.1 Closing and Effective Date. Consummation of the settlement contemplated by this Agreement ("Closing") shall take place at such place on such date and in such manner (e.g., in person, by facsimile or by overnight mail) as the Designated Representative and El Paso Corporation may mutually agree, but in no event shall Closing take place more than twenty (20) Business Days following satisfaction of the conditions precedent set forth below in Paragraphs 3.2(a) through 3.2(i), unless otherwise agreed to in writing by the Designated Representative. At Closing, all conditions precedent set forth in Paragraph 3.2 that have not been satisfied prior to Closing shall be satisfied. The releases and waivers set forth in Paragraph 5 of this Agreement shall become effective only after all of the conditions precedent set forth in Paragraph 3.2 have been satisfied, including, without limitation, delivery of the Closing certificates required by the terms of Paragraphs 3.2(o) and 3.2(p) of this Agreement. Upon the Effective Date, all claims by the El Paso Settling Parties to Consideration on deposit in the Escrow Account shall, without any further action, be released and fully discharged and the Settlement Fund shall be free to distribute such amounts to the Settling Claimants in accordance with the Allocation Agreement and as authorized by the Class Action Court.

         3.2 Conditions Precedent. The following conditions precedent shall be satisfied on or before the Effective Date unless waived in writing by the Parties entitled to enforce such condition:

              a. the Class Action Court shall have entered a final judgment of dismissal with prejudice as to each of the El Paso Releasees that are defendants in each of the Class Actions, which judgment shall have become Final;

              b. the Federal Court shall have entered an order approving the Stipulated Judgment without material change;

              c. the FERC shall have entered an order approving the FERC Settlement Agreement pursuant to Paragraph 10.1 or 10.2 thereof, whichever is applicable;

              d. the Bankruptcy Court shall have entered an order approving the settlement embodied in this Agreement as to PG&E, the debtor and debtor-in-possession in a Chapter 11 case pending in the Bankruptcy Court;

              e. El Paso and the Private Parties in those Class Actions in which there are one or more defendants in addition to the El Paso Settling Parties, the City of Los Angeles Action, and the Long Beach Action shall obtain a judicial determination pursuant to California Code of Civil Procedure Section 877.6, or other applicable provisions of law, that this Agreement was made in good faith, and such determination shall have become Final. The Private Parties in those actions and each of the El Paso Releasees that are defendants in those actions shall seek to have the hearing(s) on their request for such determination held prior to, or in conjunction with, the hearing before the Class Action Court on final approval of the settlement set forth in this Agreement;

              f. the Nevada Action shall be dismissed with prejudice as to each of the El Paso Releasees that are defendants in that action, which dismissal shall have become

         Final. The El Paso Releasees that are defendants in that action and the Nevada AG shall obtain a judicial determination, pursuant to N.R.S. 17.245, that this Agreement was made in good faith, and such determination shall have become Final;

              g. the Bustamante Action shall be dismissed with prejudice as to each of the El Paso Releasees that are defendants in that action;

              h. the City of Los Angeles Action shall be dismissed with prejudice as to each of the El Paso Releasees that are defendants in that action;

              i. the Long Beach Action shall be dismissed with prejudice as to each of the El Paso Releasees that are defendants in that action;

              j. the El Paso Settling Parties shall have delivered to the Designated Representative fully executed original copies of the Security Documents;

              k. the El Paso Settling Parties shall have deposited the cash payment required by Paragraph 4.1(b) hereof in the Escrow Account;

              l. El Paso shall have fulfilled its obligations under Paragraphs 4.1(e), 4.1(g), and 4.1(j);

              m. the El Paso Settling Parties shall have paid in full all invoices due as of the Effective Date under Paragraph 4.1(i);

              n. the AG, each of the Northwest AGs, and the Nevada AG shall have delivered to El Paso the written approvals required by Paragraph 4.1(a) hereof;

              o. El Paso Corporation shall have delivered, or cause to be delivered, to the Designated Representative, a certificate from each El Paso Settling Party signed by a Responsible Officer of each such El Paso Settling Party certifying to the Settling Claimants, the Settlement Fund, the Collateral Agent, PG&E Corporation, and Edison International that the representations and warranties made by that El Paso Settling Party in Paragraphs 7.1 and 7.5 of this Agreement are true and correct as of the date of Closing, and that all conditions precedent set forth in this Paragraph 3.2 applicable to the El Paso Settling Parties have been satisfied or waived;

              p. Settling Claimants, PG&E Corporation, and Edison International, through the Designated Representative, shall have delivered to El Paso Corporation a certificate signed by each Settling Claimant, PG&E Corporation, and Edison International, or each such party's Responsible Officer or duly authorized representative when that party is not a Person, certifying to the El Paso Settling Parties that the representations, warranties, and other agreements made by that Settling Claimant, PG&E Corporation, or Edison International in Paragraphs 7.1, 7.2, 7.3, 7.4, 7.6, and 7.7 of this Agreement (to the extent applicable) are true and correct as of the date of Closing, and that all conditions precedent set forth in this Paragraph 3.2 applicable to that Settling Claimant, PG&E Corporation, and Edison International have been satisfied or waived;

              q. El Paso Corporation shall have delivered, or caused to be delivered, to the Designated Representative the Compliance Certificate and Independent Consultant's report referred to in Paragraph 8.3(b), and such other reports, legal opinions, title policies, and documents, agreement, and instruments as the El Paso Settling Parties may be required to deliver under the terms of this Agreement and any of the Security Documents;

              r. an Escrow Agreement shall have been executed by and copies delivered to the Parties and the Escrow Agent; and

              s. a Designated Representative Agreement shall have been executed by the Settling Claimants and delivered to El Paso.

         3.3 Class Action Court Approval of Agreement. No later than ten (10) days after the date on which this Agreement is executed by all Parties, Class Plaintiffs shall apply to the Class Action Court for entry of an order (the "Notice Order"), to be agreed upon by El Paso and Class Plaintiffs. The Notice Order shall request, among other things:

              a. certification of the Class (as to each of the El Paso Releasees that is a defendant in the Class Actions) for settlement purposes only;

              b. preliminary approval of the class settlement set forth in this Agreement; and

              c. approval of the dissemination to the Class of a settlement notice or notices, in a form to be agreed upon by El Paso and the Class Plaintiffs, which shall set forth the general terms of the class settlement contained in this Agreement and the date of the Class Settlement Hearing as defined below. El Paso and Class Plaintiffs shall propose to the Class Action Court that notice be provided by such methods as are agreed upon by El Paso and Class Plaintiffs.

Class Plaintiffs shall request that after notice is given, the Class Action Court hold a hearing (the "Settlement Hearing") at which the Class Action Court shall approve settlement of the Class Actions as set forth herein as fair, adequate and reasonable to the Class, and enter a final judgment of dismissal with prejudice as to each of the El Paso Releasees that are defendants in the Class Actions in each of the Class Actions pursuant to the settlement.

         If, prior to the Settlement Hearing, any persons who otherwise would be members of the Class have timely requested exclusion ("Requests for Exclusion") from the Class in accordance with the provisions of the Notice Order and the notice given pursuant thereto, and such persons in the aggregate represent more than that fraction of the Class set forth in Appendix 3.3, which shall not be filed with the Class Action Court, or, if required to be filed, shall be filed under seal, and/or if any Class Plaintiffs have timely requested exclusion from the Class, then El Paso shall have the option, in its sole and absolute discretion, to terminate this Agreement, either as to the Class Actions or in its entirety. Copies of all Requests for Exclusion received, together with copies of any written revocations of Requests for Exclusion received, shall be delivered to El Paso's counsel at least ten (10) days before the Settlement Hearing.

         Solely for the purposes of the settlement of the Class Actions, the Parties agree to the certification of the Class as defined above in Paragraph 1.28, as to each of the El Paso Releasees that is a defendant in the Class Actions, for settlement purposes; and Class Plaintiffs and each of the El Paso Releasees that is a defendant in the Class Actions, agree to jointly request the Court to enter an order, which, among other things, certifies the Class, as set forth in this Paragraph 3.3. In the event this Agreement, and the settlement proposed herein, is not finally approved, or is terminated, cancelled, or fails to become effective for any reason, this class certification solely for the purpose of the settlement of the Class Actions shall be null and void and the Class Plaintiffs and El Paso Releasees that are defendants in the Class Actions shall revert to their respective positions prior to the execution of this Agreement. Under no circumstances may this Agreement be used as an admission or evidence concerning the appropriateness of class certification should this Agreement be terminated in whole or part or otherwise fail to become effective. El Paso reserves the right to oppose class certification should the Agreement be terminated in whole or part or otherwise fail to become effective. The stipulation and request for class certification, and class certification, referred to herein shall be without prejudice to any other party to any of the Actions asserting that certification of any class, as to that party, is or would be improper.

         3.4 Federal Court Approval of Structural Relief. As soon as practicable after the date of this Agreement, the AG, Edison, and PG&E shall commence a single proceeding, or three separate proceedings and thereafter request consolidation of such proceedings into a single proceeding, and thereafter obtain Federal Court approval of the stipulated judgment described in Appendix
3.4 attached hereto (the "Stipulated Judgment"). The AG and the FERC Settling Parties shall cooperate, each at its own expense, in obtaining approval of the Stipulated Judgment.

         3.5 FERC Approval of FERC Settlement Agreement.

              a. Request for Approval. The FERC Settling Parties shall jointly request and urge FERC to approve the FERC Settlement Agreement without condition or modification, and shall obtain such approval in accordance with the terms of Paragraph 10.1 or 10.2 of the FERC Settlement Agreement, whichever is applicable.

              b. Cooperation. The FERC Settling Parties shall cooperate, each at its own expense, in securing all necessary governmental approvals for the FERC Settlement Agreement and in defending against any litigation affecting the validity and enforceability of the FERC Settlement Agreement, or any provision thereof.

         3.6 Bankruptcy Court Approval of Agreement. PG&E shall promptly after the date hereof seek approval of this Agreement from the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 9019. The contents of PG&E's filing with the Bankruptcy Court shall be consistent with the terms and conditions of this Agreement.

         4. CONSIDERATION FOR AGREEMENT.

         4.1 El Paso Settling Parties. To induce the Settling Claimants to give the releases described in Paragraph 5 of this Agreement, and to make the representations, warranties, covenants, and other agreements set forth herein, the El Paso Settling Parties jointly and severally agree to the following:

              a. Antitrust Compliance Program. El Paso shall institute within thirty (30) Business Days after the Effective Date an antitrust compliance program, consistent with the provisions of section 8A1.2 of the Federal Sentencing Guidelines, approved in writing on or before the Effective Date by the AG, each of the Northwest AGs, and the Nevada AG, which approval shall not be unreasonably withheld. The antitrust compliance program shall include not less than the following for directors, officers and employees of EPNG, El Paso Merchant Energy Company and El Paso Corporation: (i) mandatory antitrust training for each officer and employee; (ii) written compliance standards to be distributed to each officer and employee; (iii) annual review of the compliance program by El Paso officers and directors, including all outside directors; (iv) appointment of an antitrust compliance officer and antitrust compliance committee, which may be the Ethics Officer and the Ethics and Compliance Committee of El Paso; (v) confidential reporting and monitoring systems; (vi) disciplinary mechanisms to ensure enforcement of standards; and (vii) protocols and procedures for initiating and concluding internal investigations. For purposes of this Paragraph, (i) with respect to EPNG and El Paso Merchant Energy Company, the term "employee" shall mean all U.S. exempt employees at the manager level or above, and the terms "officers" and "directors" shall mean the officers and directors of those companies, and (ii) with respect to El Paso Corporation, the term "employee" shall mean all U.S. exempt employees at the manager level or above and the terms "officers" and "directors" shall mean the officers and directors of that company, except that, these terms are limited to those employees, officers and directors with responsibility for the management of the operations or personnel of EPNG or El Paso Merchant Energy Company.

              b. Bonus Pool Payments. On or before the later of the Effective Date and the Escrow Effective Date, El Paso shall deposit $2,000,000 in the Escrow Account in immediately available funds from a pool set up by El Paso for bonus payments for officers.

              c. Cooperation. The El Paso Settling Parties shall cooperate with the Settling Claimants and the Settlement Fund as more fully set forth herein, including, without limitation, in Paragraphs 5.7, 8.3(c), 8.8, and 12.6 of this Agreement.

              d. Deferred Payments.

                   (i) Amount of Deferred Payments. The El Paso Settling Parties
              jointly and severally (subject to Paragraph 4.1(d)(iv) below as to EPNG only) agree to pay to the Settlement Fund the principal amount of Eight Hundred Seventy-Five Million Six Hundred Twenty-Six Thousand Seventy Two Dollars ($875,626,072) (the "Deferred Payments"), which amount shall be paid in forty (40) semi-annual installments, each in the amount of $21,890,651.80, unless adjusted as provided below, commencing on July 1, 2004, and thereafter on the first day of each January and July until paid in full; provided, however, that:

                        (A) if the Effective Date does not occur on or before
                   July 1, 2004, then the first installment due hereunder (and any other installments due prior to the Effective Date) shall be paid into the Escrow Account on such date; and

                        (B) if El Paso Corporation is Investment Grade for a
                   period of at least six (6) consecutive months at any time after the date of this Agreement (but before January 1, 2019) and no Monetization has taken place, then all Deferred Payments outstanding shall, at the option of and after written notice by the Designated Representative, be reamortized, commencing as of the next payment date, to thereafter provide for equal semi-annual installments in an amount sufficient to retire the balance of the Deferred Payments by January 1, 2019; and

                        (C) if El Paso Corporation is Investment Grade for a
                   period of at least six (6) consecutive months at any time after the date of this Agreement (but before January 1, 2019) (the "Investment Grade Date") and one or more Monetizations have taken place while El Paso Corporation was not Investment Grade, then the Deferred Payments due hereunder shall, at the option of and after written notice to El Paso Corporation by the Designated Representative, be bifurcated into the following amortized obligations: (1) the Monetization obligations, which shall remain unchanged and continue to have a maturity date as set forth in the Monetization, and
                   (2) an obligation having a maturity date of January 1, 2019, payable to the Settlement Fund in equal, semi-annual installments, commencing as of the next payment date, that has a discounted value as of the Investment Grade Date equal to the difference between the Investment Grade Discounted Amount of all Deferred Payments outstanding and the Non-Investment Grade Discounted Amount of all Deferred Payments outstanding used to secure the Monetization, using a discount rate of 7.48071747914203%.

                   (ii) Prepayments. Deferred Payments may be prepaid by any of the El Paso Settling Parties as follows:

                        (A) Prior to the Effective Date. The El Paso Settling
                   Parties may prepay the Deferred Payments in full or in part at any time on or before the Effective Date without premium. The amount of a prepayment in full on or before the Effective Date shall be the Non-Investment Grade Discounted Amount if El Paso Corporation is not Investment Grade at the time of prepayment, and the Investment Grade Discounted Amount if El Paso Corporation is Investment Grade at the time of prepayment. The amount of any partial prepayment is the dollar amount the El Paso Settling

                   Parties desire to pay in part. If any El Paso Settling Party becomes Investment Grade within forty-five (45) days after prepaying Deferred Payments on or before the Effective Date, then the El Paso Settling Parties shall, within ten (10) Business Days after the Investment Grade upgrade, make an additional payment to the Settlement Fund in immediately available funds in an amount equal to the difference, as of the prepayment date, between (i) the Investment Grade Discounted Amount and the Non-Investment Grade Discounted Amount, if paid in full, and (ii) the prorated Investment Grade Discounted Amount and the prorated Non-Investment Grade Discounted Amount, if paid in part. If El Paso Corporation becomes Investment Grade following a merger or acquisition announcement with respect to El Paso Corporation within one hundred twenty (120) days after prepaying Deferred Payments on or before the Effective Date, and the merger or acquisition transaction has directly resulted in the upgrade to Investment Grade, then the El Paso Settling Parties shall, within ten (10) Business Days after closing of the announced merger or acquisition, make an additional payment to the Settlement Fund in immediately available funds in an amount equal to the difference between (y) the Investment Grade Discounted Amount and the Non-Investment Grade Discounted Amount, if paid in full, and (z) the prorated Investment Grade Discounted Amount and the prorated Non-Investment Grade Discounted Amount, if paid in part. All prepayments made prior to the Effective Date shall be deposited in the Escrow Account. The terms of Paragraph 4.1(d)(iii) below shall govern the manner of payment, as well as the location of making any payment due hereunder after the Effective Date.

                        (B) After the Effective Date. The El Paso Settling
                   Parties, at the sole and absolute discretion of the Designated Representative, may if El Paso Corporation is then Investment Grade prepay the Deferred Payments in full at any time after the Effective Date, but before the second anniversary of the Effective Date, by paying the Discounted Amount then due. The El Paso Settling Parties may, if El Paso Corporation is not then Investment Grade, prepay the Deferred Payments at any time after the Effective Date, but before the second anniversary of the Effective Date, by prepaying the full Discounted Amount then due, or any lesser desired amount. Prepayments made after the Effective Date shall be without premium; provided, however, that if one or more Monetizations have been completed prior to the date of prepayment, then the Deferred Payment payoff with respect to such Monetizations shall equal one hundred two percent (102%) of the Monetization Amount reduced by all principal payments made in respect thereof as of the prepayment date. If El Paso Corporation becomes Investment Grade within forty-five (45) days after prepaying the Deferred Payments after the Effective Date, then the El Paso Settling Parties shall, within ten (10) Business Days after the Investment Grade upgrade, make an additional payment to the Settlement Fund in immediately available funds in an amount equal to the difference at the time of prepayment between (i) the Investment Grade Discounted Amount and the Non-Investment Grade Discounted Amount, if paid in full, and (ii) the prorated Investment Grade Discounted Amount and the prorated Non-Investment Grade Discounted Amount, if paid in part, in each case less any prepayment premium paid by El Paso in connection with payoff of a Monetization. If El Paso Corporation becomes Investment Grade following a merger or acquisition announcement with respect to El Paso Corporation within one hundred twenty
                   (120) days after prepaying the Deferred Payments after the Effective Date, and the merger or acquisition transaction has directly resulted in the upgrade to Investment Grade, then the El Paso Settling Parties shall, within ten (10) Business Days after closing of the announced merger or acquisition, make an additional payment to the Settlement Fund in immediately available funds in an amount equal to the difference at the time of prepayment between (y) the Investment Grade Discounted Amount and the Non-Investment Grade Discounted Amount, if paid in full, and (z) the prorated Investment Grade Discounted Amount and the prorated Non-Investment Grade Discounted Amount, if paid in part, in each case less any prepayment premium paid by El Paso in connection with payoff of a Monetization. The terms of Paragraph 4.1(d)(iii) below shall govern the manner of payment, as well as the location of making any payment due hereunder after the Effective Date.

                        (C) Treatment of Partial Prepayments. Partial
                   prepayments of the Deferred Payments shall reduce the remaining nominal balance (originally $875,626,072) of the Deferred Payments by an amount equal to the following: the sum of the equal semi-annual payments needed to produce a net present value of the prepayment equal to the amount of the prepayment using a discount rate of (1) 7.86196381773051% over a 20-year term if El Paso Corporation is not Investment Grade at the time of prepayment, and (2) 7.48071747914203% over a 15-year term if El Paso Corporation is Investment Grade at the time of prepayment. The amount of each semi-annual installment of the Deferred Payments shall thereafter be adjusted correspondingly (with all installments to be adjusted on an equal proportionate basis) to reflect the prepayment. No partial prepayment will affect the due date of any subsequent installment unless agreed to in writing by the Designated Representative.

                   (iii) Manner of Payment. All Deferred Payments made after the
              Effective Date shall be made in immediately available funds to the account or account(s) designated by the Designated Representative in writing in lawful currency of the United States of America.

                   (iv) Joint and Several Obligations of EPNG. Upon satisfaction of the following conditions, EPNG's joint and several obligations hereunder with respect to the Deferred Payments (including, without limitation, its obligations under Paragraph 4.5 of this Agreement) shall, without any further action by any other Party, be converted from those of a primary obligor to those of a secondary obligor, and effective as of such date, EPNG irrevocably and unconditionally guarantees the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of the Secured Obligations:

                        (A) confirmation of deposit of the $243,229,464 payment
                   in immediately available funds in the Escrow Account as required by Paragraph 4.1(e); and

                        (B) delivery of a solvency certificate in usual and
                   customary form by EPNG to the Designated Representative that is in substance reasonably acceptable to the Designative Representative, and clearly gives effect to the net present value of the Secured Obligations guaranteed by EPNG.

              EPNG's guaranty of the Secured Obligations is and shall be an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Secured Obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Settlement Fund first attempt to collect any of the Secured Obligations from the other El Paso Settling Parties or any El Paso Pledgor, or resort to any Collateral or other means of obtaining its payment. Payments by EPNG under this Paragraph may be required by the Settlement Fund on any number of occasions. Furthermore, if for any reason any other El Paso Settling Party has no legal existence or is under no legal obligation to discharge any of the Secured Obligations, or if any of the Secured Obligations have become irrecoverable from the other El Paso Settling Parties by operation of law or for any other reason, then the guaranty provided for in this Paragraph shall nevertheless be binding on EPNG to the same extent as EPNG at all times had been the primary obligor on all such Secured Obligations. In the event that acceleration of the time for payment of the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of another El Paso Settling Party, or for any other reason, then all such amounts otherwise subject to acceleration under the terms of this Agreement and the Security Documents shall be immediately due and payable by EPNG. Upon written request by the Designated Representative, EPNG shall execute and deliver to the Settlement Fund a separate guaranty agreement consistent with the terms of this Agreement.

              e. Escrow Account Payments.

                   (i) Payments. The El Paso Settling Parties shall deposit
              $78,590,070 in immediately available funds in the Escrow Account upon the later of (A) the execution of this Agreement by all Parties, and (B) the Escrow Effective Date. The El Paso Settling Parties shall deposit another $243,229,464 in immediately available funds in the Escrow Account by the later of one hundred eighty (180) days after the date on which this Agreement is executed, and the Escrow Effective Date. If any El Paso Settling Party issues debt securities for the express purpose of raising any or all of the $243,229,464 second payment, then that El Paso Settling Party shall, upon receipt, immediately deposit all funds raised by the debt securities issuance for that purpose in the Escrow Account (or the first Business Day immediately following the Escrow Effective Date if the Escrow Effective Date has not yet occurred).

                   (ii) Letter of Credit Option. If El Paso determines in its reasonable business judgment that it is necessary to delay the issuance of debt securities to fund all or a portion of the $243,229,464 second payment beyond the required deposit date of such second payment, then El Paso may, in lieu of the deposit of such second payment, deliver a Letter of Credit in favor of the Settlement Fund or its assignees that shall entitle the beneficiary to draw the amount of $243,229,464, plus interest thereon at the rate then applicable to 3-month U.S. Treasury bills, if (i) the second payment funds have not been deposited in the Escrow Account on the Business Day immediately preceding the Effective Date, or (ii) such Letter of Credit will expire in thirty (30) days or less, and the El Paso Settling Parties have not replaced such expiring Letter of Credit with another Letter of Credit in the same amount and on the same terms. Such Letter of Credit shall be surrendered upon the deposit of the second payment together with interest thereon at the rate then applicable to 3-month U.S. Treasury bills from that date which is one hundred eighty (180) days after the date on which this Agreement is executed through and including the date on which the second payment funds are deposited in the Escrow Account.

              f. Releases. The El Paso Settling Parties agree to give the Settling Claimants the releases described in Paragraph 5 of this Agreement.

              g. Renegotiated Contract. EPME shall reduce the price of the Original Contract by $125,000,000 pro rata effective as of the date hereof to the end of the term of the Original Contract (the "Renegotiated Contract Price"), and the Original Contract shall be amended, effective as of the Effective Date, to reflect the contract price adjustment provided for herein. Between the date hereof (or the Escrow Effective Date if the Escrow Account has not been opened as of the date hereof) and the Effective Date, CDWR shall pay, when and as due as provided in the Original Contract, (i) EPME for all Electric Power purchased by CDWR during the applicable billing period pursuant to the terms of the Original Contract at the Renegotiated Contract Price, and (ii) the Escrow Agent (for the account of the Settlement
         Fund) for all Electric Power purchased by CDWR during the applicable billing period pursuant to the terms of the Original Contract at a rate equal to the Original Contract price less the Renegotiated Contract Price. Upon receipt, the Escrow Agent shall immediately deposit such sums in the Escrow Account, where they shall remain pending Closing. On the Effective Date, the Escrow Agent shall withdraw from the Escrow Account and pay to CDWR all amounts paid to the Escrow Agent (for the account of the Settlement Fund) under the terms of this Paragraph, together with all interest accrued thereon. If this Agreement is terminated pursuant to the provisions of Paragraph 10.1 hereof, then the terms of Paragraph 10.2 of this Agreement shall govern distribution of the monies paid to the Escrow Agent pursuant to the terms of this Paragraph.

              h. Security. El Paso agrees to secure the Secured Obligations in accordance with the terms of Paragraph 8.3 of this Agreement by executing and delivering the Security Documents.

              i. Settlement Expenses. El Paso shall pay all reasonable expenses of administration of the settlement described in this Agreement (not to include any Party's attorneys' fees except as provided herein in Paragraph 9.4), any expenses incurred in providing parens patriae notice (if required), expenses for any appraisals of the Collateral required by the terms of this Agreement or the Security Documents in connection with the substitution or addition of Collateral, expenses of the Independent Consultant under Paragraph 8.3(b), any costs and expenses reimbursable under the terms of the Security Documents, and expenses of notice of the proposed settlement pursuant to a notice program approved by the Class Action Court. All such expenses shall be billed to the Settlement Fund c/o the Designated Representative. The Designated Representative shall prepare invoices to El Paso for such expenses as they are billed to the Settlement Fund. El Paso shall within thirty (30) Business Days of receipt of any such invoices, deposit in the Escrow Account monies sufficient to cover any of the expenses that the Designated Representative has invoiced and, prior to the Effective Date, promptly thereafter instruct the Escrow Agent to release sufficient monies to the Designated Representative to enable the Designated Representative to pay the invoiced expenses. Any late fees incurred as a result of El Paso's failure to pay any invoices within ten (10) Business Days after receipt of the same from the Designated Representative shall be borne by El Paso.

              j. Stock. Following the effective date of (i) an amendment to El Paso Corporation's current shelf registration statement to permit the issuance of stock in connection with the settlement of litigation, or
         (ii) a new shelf registration statement that permits such issuances (or, in either case, of any amendment thereto), El Paso Corporation shall, at its own expense within ten (10) days after receipt of written direction from the Designated Representative, sell so much of the Stock as El Paso Corporation is directed to sell by the Designated Representative. The gross proceeds from such sale shall be deposited immediately by El Paso Corporation in the Escrow Account, where they shall be held in escrow pending the Effective Date. Notwithstanding the foregoing, El Paso Corporation may delay the use of the amendment or new shelf registration statement in connection with a sale of the Stock, (A) for up to sixty (60) days after receipt of written direction from the Designated Representative, if El Paso Corporation determines in good faith that the use of such amendment or new shelf registration statement might (1) interfere with or affect the negotiation or completion of any transaction that is being contemplated by El Paso Corporation at the time the right to delay is exercised, or (2) involve initial or continuing disclosure obligations of material, non-public information that would not be in the best interests of El Paso Corporation's stockholders, (B) for any required lock-up period or other similar restrictive period to which El Paso Corporation is then subject set forth in an underwriting agreement or other similar agreement entered into in connection with the issuance by El Paso Corporation of any of its equity securities or any securities convertible into its equity securities, or (C) for the period of time required to effect any necessary amendment to the shelf registration statement, if El Paso Corporation determines in good faith that the amendment or new shelf registration statement should be amended, or El Paso Corporation is required to make any such amendment; provided, however, in the event of any delay, the amount El Paso Corporation shall deposit in the Escrow Account upon sale of such Stock after the delay ends shall equal the average trading price of the Stock for the ten (10) day period following receipt of written direction from the Designated Representative, multiplied by the number of shares of Stock El Paso Corporation was directed to sell by the Designated Representative, plus interest on that amount from the tenth (10) day following receipt of written direction from the Designated Representative to sell Stock to the date on which the foregoing amount is placed in the Escrow Account. The interest rate on such amount shall equal the rate then applicable to 3-month U.S. Treasury bills. Notwithstanding any exercise by El Paso Corporation of its right to delay a sale of Stock hereunder, the Designated Representative shall be permitted to deliver one or more written directions to sell additional Stock during the continuation of any delay, provided that such further requests shall also be subject to El Paso Corporation's right to delay the sales so requested in accordance with the terms of this Paragraph. El Paso Corporation shall provide written notice to the Designated Representative of the effectiveness of its amendment or new shelf registration statement within three (3) Business Days after receipt of notice of the effectiveness thereof by the SEC. Notwithstanding the foregoing, should the Designated Representative elect to sell the Stock through more than three (3) block trades, then El Paso Corporation may deduct the actual cost of commissions paid in effecting the fourth and subsequent trades from the proceeds of such block trades. El Paso Corporation shall use its reasonable best efforts to cause the above-referenced amendment or new shelf registration statement to become effective as soon as possible after the date hereof and remain effective until the Effective Date. In no event shall sale of the Stock and the deposit of the sale proceeds (and interest thereon, if any) be deferred beyond the date of Closing set by the Designated Representative and El Paso Corporation pursuant to Paragraph 3.2 of this Agreement.

              k. Structural Relief. El Paso shall provide the structural relief set forth in the FERC Settlement Agreement and the Stipulated Judgment.

         4.2 Settling Claimants. To induce the El Paso Settling Parties to give the releases described in Paragraph 5 of this Agreement, and to make the representations, warranties, covenants, and other agreements set forth herein, each Settling Claimant, for itself, agrees to:

              a. give the El Paso Releasees the releases applicable to it described in Paragraph 5 of this Agreement;

              b. cooperate with the El Paso Settling Parties (and to the extent applicable, the El Paso Releasees) as more fully set forth herein, including, without limitation, in Paragraphs 5.7, 8.3(c), 8.8, and 12.6 of this Agreement; and

              c. include in the allocation process claims of California municipalities and California state and municipal departments and agencies that are non-core gas customers (excluding those that purchased gas for resale or for generation of electricity for resale) on a pro rata basis.

         4.3 Acknowledgement. The Parties understand and acknowledge that none of the Consideration represents any civil fines or penalties, and all Consideration represents payment for alleged damages, overcharges, and/or restitution.

         4.4 Application of Payments. The El Paso Settling Parties irrevocably waive the right to direct the application of any and all payments at any time or times hereafter received by the Settlement Fund from any of the El Paso Settling Parties, or from any other source, on account of this Agreement, and the El Paso Settling Parties do hereby irrevocably agree that the Designated Representative shall have the continuing exclusive right to apply any and all payments received at any time or times on account of this Agreement in such manner as he, she or it may deem advisable.

         4.5 Interest. If any amount of any Deferred Payment is not paid in full when due (whether at stated maturity, by acceleration or otherwise), then the El Paso Settling Parties shall pay interest on such unpaid amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand of the Designated Representative at a rate equal to ten percent (10%) per annum; provided, however, that if the preceding default interest rate is in excess of the maximum interest rate permitted under applicable law, then the highest interest rate permitted under applicable law shall apply. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. The obligations of the El Paso Settling Parties under this Paragraph are joint and several.

         5. MUTUAL RELEASES, WAIVERS AND RELATED AGREEMENTS.

         5.1 Mutual Releases Between Private Parties and El Paso. As of the Effective Date, each of the Private Parties on the one hand, and the El Paso Settling Parties on the other hand, on behalf of themselves and their respective Releasors, heirs, executors, and administrators, hereby releases all Claims and Liabilities against the other's Releasees, and covenants that it will not now or hereafter institute, maintain or assert against the other's Releasees, either directly or indirectly, derivatively, on their own behalf, on behalf of any class or on behalf of any other person or entity, and do hereby forever release and discharge the other's Releasees from, any and all Claims and Liabilities of any nature whatsoever, whether accrued or unaccrued, whether based on federal, state or local law, statute, ordinance, regulation, contract, common law, or any other source (whether based on breach of contract, tort, antitrust, consumer protection, unfair business practices, fraud, securities fraud, negligence, conspiracy or any other theory) that have been, could have been, may be or could be alleged or asserted now or in the future against the other's Releasees on the basis of, connected with, arising out of, or related to, in whole or in part, natural gas, natural gas pipeline capacity and/or Electric Power, the price or supply of natural gas, natural gas pipeline capacity and/or Electric Power, and/or any act, omission, or transaction concerning or relating to natural gas, natural gas pipeline capacity and/or Electric Power, including without limitation, the purchase, sale, contracting for, scheduling, allocation, transportation, bidding, trading, price reporting, marketing, transmission, generation, production, and withholding of natural gas, natural gas pipeline capacity and/or Electric Power, based in whole or in part on any alleged act, omission, fact, matter, transaction or occurrence through March 20, 2003. This release, covenant not to sue and waiver includes, without limitation:

              a. any or all of the acts, omissions, facts, matters, transactions or occurrences that have been, could have been, may be or could be directly or indirectly alleged, asserted, described, set forth or referred to in any of the Actions;

              b. any violations or claimed violations of any rules, regulations, orders or protocols of any state or federal agency having or claiming to have regulatory authority over any conduct that is the subject of any of the above released matters including, without limitation, the Natural Gas Act, the Natural Gas Policy Act of 1978, and the Federal Power Act and/or any rules, regulations, tariffs, protocol or orders;

              c. any Claims for refunds, contract reformation or any other relief, any federal or state antitrust Claims, any Claims under California Business & Professions Code Section 17200 et seq. or other unfair competition or consumer protection statutes or laws of any state, and any other representative, taxpayer, and class Claims;

              d. any and all acts, omissions, facts, matters, transactions, occurrences, and oral or written statements and representations made or allegedly made in connection with or directly or indirectly relating to this Agreement or the settlement of the Actions, except as provided in Paragraph 5.6(n) below; and/or

              e. any and all Claims for attorneys' fees, costs or disbursements in connection with or related in any manner to any of the Actions, settlement of the Actions, the administration of such settlement and/or the released matters except to the extent otherwise specified in this Agreement.

         5.2 California Executive, CPUC, CEOB, CDWR, Edison, Edison International, PG&E, PG&E Corp., AG, Northwest AGs, and Nevada AG Release of El Paso. As of the Effective Date, each of the California Executive, the AG, the Nevada AG, the Northwest AGs, the Active FERC Parties, and PG&E Corporation, on behalf of themselves and their respective Releasors, and Edison International, on behalf of itself only, hereby releases, acquits and discharges the El Paso Releasees from any and all Claims and Liabilities of any nature whatsoever that it has, ever had, now has, could assert, could have asserted, or hereafter may have against the El Paso Releasees arising out of or relating to, during the period September 1, 1996 through March 20, 2003, the exercise of market power, manipulation or misreporting of Gas or Electric Power prices, reduction of the supply of Gas, of natural gas pipeline capacity or of Electric Power, or other acts or omissions of El Paso Releasees which increased, or could have increased, Gas prices, natural gas pipeline capacity prices, or Electric Power prices in California, Nevada, Oregon, or Washington, including, without limitation, Claims that EPNG violated its certificates, its FERC Gas Tariff, the 1996 rate case settlement, the Natural Gas Act, the Natural Gas Policy Act, the Federal Power Act, and/or FERC Regulations or orders, and including, without limitation, any Claims that were raised or any such Claims that could have been raised in the Actions, including, without limitation, the FERC Natural Gas Proceeding, the Federal Antitrust Proceedings, the Class Actions, the Civil Actions, and/or the CPUC and CEOB 206 complaints.

         5.3 El Paso Release of California Executive, CPUC, CEOB, CDWR, Edison, Edison International, PG&E, PG&E Corp., AG, Northwest AGs, and Nevada AG. As of the Effective

Date, the El Paso Releasors, and each of them, on behalf of themselves, their heirs, executors, and administrators, hereby release all Claims and Liabilities against the California Executive, CPUC, CEOB, CDWR, Edison, PG&E, PG&E Corporation, AG, Northwest AGs, and Nevada AG, each of their respective Releasees, and Edison International, and the El Paso Releasors covenant that they will not now or hereafter institute, maintain or assert, either directly or indirectly, derivatively, on the El Paso Releasees' own behalf, on behalf of any class or on behalf of any other person or entity, and do hereby forever release and discharge them from, any and all Claims and Liabilities of any nature whatsoever, whether accrued or unaccrued, whether based on federal, state or local law, statute, ordinance, regulation, contract, common law, or any other source (whether based on breach of contract, tort, antitrust, consumer protection, unfair business practices, fraud, securities fraud, negligence, conspiracy or any other theory) that have been, could have been, may be or could be alleged or asserted now or in the future against them on the basis of, connected with, arising out of, or related to, in whole or in part, natural gas, natural gas pipeline capacity and/or Electric Power, the price or supply of natural gas, natural gas pipeline capacity and/or Electric Power, and/or any act, omission, or transaction concerning or relating to natural gas, natural gas pipeline capacity and/or Electric Power, including without limitation, the purchase, sale, contracting for, scheduling, allocation, transportation, bidding, trading, price reporting, marketing, transmission, generation, production, and withholding of natural gas, natural gas pipeline capacity and/or Electric Power, based in whole or in part on any alleged act, omission, fact, matter, transaction or occurrence through March 20, 2003.

         5.4 Amounts Owed for Power Sales by El Paso to PG&E through the ISO and PX. The El Paso Releasors sold power to the California ISO and PX from May 2000 to January 17, 2001, portions of which power were then purchased by PG&E. The El Paso Releasors have not been paid by PG&E for some of the power sold through the ISO and PX, and have asserted a claim in PG&E's bankruptcy for the unpaid amounts. PG&E has alleged in the Refund Proceeding and related proceedings that the prices for that power were excessive, and has sought refunds on the amounts charged for such power. The El Paso Releasors agree to release any Claim for amounts owed for sales of power to PG&E through the ISO and PX. In turn, PG&E, PG&E Corp., and their respective Releasors agree to release any Claim to a refund from any of the El Paso Releasees (as distinguished from a refund from other market participants, which PG&E remains free to pursue). In order to implement this arrangement, the El Paso Releasors will withdraw their claim in the PG&E bankruptcy proceeding for power sold through the ISO and PX to PG&E (Claim No. 0008837). Any funds received by any of the El Paso Releasors from ISO and PX in respect to power sales to PG&E shall be paid over to PG&E. Additionally, the El Paso Releasors will assign to PG&E their rights to receive funds from the ISO/PX related to power sales through the ISO and PX to PG&E. This assignment is to be an assignment of rights to receive money, and will not include or in any respect carry with it an obligation to pay money. In no event will PG&E, PG&E Corp., or their respective Releasors be required to make any payment to the El Paso Releasors or to the ISO and PX under this Paragraph.

         5.5 Limitations on and Exclusions From Releases. Notwithstanding anything to the contrary contained herein:

              a. Bodily Injury and Property Damage Claims of Class Members. This Agreement does not release Claims that any member of the Class other than a named plaintiff may have against El Paso for bodily injuries or physical damage to real or personal property.

              b. Contract-Based Claims Between El Paso and Private Parties or Class Members. This Agreement does not release Claims that any Private Party or Class member, or their Releasors, may have against any El Paso Releasee, or Claims that any El Paso Releasor may have against any Private Party or Class member, or their Releasees, based solely on the performance or non-performance of the parties under a contract between the parties. However, no such performance-based Claim between such parties shall rely upon or be based on a claim or defense that any of the conduct or matters referred to in Paragraph 5.2 either (i) wrongfully or improperly influenced or otherwise affected the price or service under the contract and/or (ii) extinguished, diminished or otherwise modified the obligations of the parties under the contract.

              c. Contract-Based Claims Between El Paso and Other Parties. Because certain Settling Claimants and El Paso have now and will continue to have business relationships, and have obligations pursuant to those relationships, this Agreement does not release Claims that the California Executive, CPUC, CEOB, CDWR, Edison, PG&E, AG, Northwest AGs, or Nevada AG, or their respective Releasors, or Edison International, may have against any El Paso Releasee, or Claims that any El Paso Releasor may have against any of those Parties or their Releasees for monies owed for services, products or goods provided after January 1, 2003. Notwithstanding any contrary provision in this Agreement, this Agreement does not release any Claims based solely on the performance or non-performance of the parties under a power purchase contract and/or related interconnection agreement (jointly, "QF Contract") between a utility and a qualifying facility who are subject to the releases set forth above ("Performance-based QF Claim"). However, except as necessary to participate in the specific CPUC proceeding described in the next sentence and to defend such orders as the CPUC may make in that proceeding, no such Performance-based QF Claim between such parties shall rely upon or be based on a claim or defense that any of the conduct or matters released in Paragraphs 5.2 and 5.3 above either (i) wrongfully or improperly altered, influenced or otherwise affected the price applicable to energy sold under the QF Contract and/or (ii) extinguished, diminished or otherwise modified the obligations of the parties under the QF Contract, including, but not limited to, the obligation of the utility to pay the contract price for power delivered by a qualifying facility in accordance with the terms of the QF Contract. Nor does anything in this Agreement release any potential liability that any qualifying facility may have in connection with the Order Instituting Rulemaking into Implementation of Pub. Util. Code 390, Docket No. R.99-11-022, which is currently pending before the CPUC.

              d. Original Contract Claims. This Agreement does not release Claims that the El Paso Releasors have asserted or may assert against any Party or their Releasees for monies owed under the Original Contract (until such time as the Renegotiated Contract is in effect).

              e. No Release Between Settling Claimants. Nothing in this Agreement shall constitute or be construed as a release of any Claim or Liability as between any Settling Claimant and any other Settling Claimant, or their respective Releasees.

              f. Matters of General Applicability. The releases set forth above in Paragraphs 5.1 through 5.3 do not include matters of general applicability, including, without limitation, environmental, permitting, health, safety, and taxation.

              g. On-Going and Future Proceedings.

                   (i) Subject to the provisos set forth in Paragraph 11.5 of the FERC Settlement Agreement, nothing in this Agreement shall replace or supplant any remedies available to shippers resulting from the Capacity Allocation Proceeding.

                   (ii) Nothing in this Agreement shall bind the CPUC in any
              ruling in proceedings before the CPUC, including, but not limited to, the CPUC's Order Instituting Rulemaking into Implementation of Public Utilities Code Section 390, Rulemaking 99-11-02.

                   (iii) Nothing in this Agreement shall limit the CEOB, CDWR or the CPUC in collecting information or in investigating any matter that is not related to the Claims released in Paragraph 5.2.

                   (iv) Nothing in this Agreement shall restrict the ability of the CPUC to continue its investigation of the manipulation of natural gas prices or services, generator operation and maintenance, or to carry out its responsibilities under SB 39XX.

                   (v) Nothing in this Agreement shall restrict the ability of the CPUC to continue its investigation of generator operation and maintenance, or from collecting information or investigating any matter for the purposes of making policy and/or legal arguments for rule changes, market reform, market mitigation, or related matters, or from making such policy arguments in any forum, based on information resulting from such investigation.

                   (vi) The Parties expressly acknowledge that the CPUC and CEOB
              206 Complaints, the Refund Proceeding, the AG 206 Complaint, and the Puget Sound Proceeding are continuing with respect to entities other than the El Paso Releasees, and agree that nothing herein shall preclude any Settling Claimant from seeking relief from parties other than El Paso Releasees or from continuing its participation in such proceedings or any other proceedings (including the Capacity Allocation Proceeding, any actions on appeal, any CPUC proceedings, any public utility commission proceedings or like proceedings in the states of Washington and Oregon, and any of the Civil Actions or Class Actions).

                   (vii) Nothing in this Agreement shall restrict the ability of any of the Settling Claimants or their Releasors to continue to participate in any existing proceeding, or to bring or participate in any future proceeding, that does not include specific released Claims against any El Paso Releasees, but could indirectly affect any of them, such as but not limited to proceedings concerning market structure, scheduling rules, generally applicable market rules, and generally applicable price mitigation.

                   (viii) Nothing in this Agreement shall be construed to
              prohibit the Settling Claimants or their Releasors from participating in a proceeding in which other parties to that proceeding have asserted, or may assert Claims against any El Paso Releasee.

              h. Predecessor and Successor Releases. All releases granted herein to predecessors or inuring to the benefit of successors or assigns (including by merger or other operation of law), whether through the definition of "Releasee" or otherwise, shall not extend to Claims or Liabilities based on acts or omissions of the predecessor, successor or assign that were committed independently, or in concert with others, by that person or entity at a time when that person or entity did not qualify as one of the Settling Claimants, the El Paso Settling Parties, or their respective Affiliates and Subsidiaries.

         5.6 Additional Release Provisions.

              a. Releases by AG, the Northwest AGs and the Nevada AG. Nothing in this Agreement affects the right of the AG, the Northwest AGs or the Nevada AG to pursue criminal prosecution for any offense or to assert unknown Claims of willful fraud for any acts or omissions by any El Paso Releasee both before or subsequent to the Effective Date. Nothing in this Agreement affects the rights of the Nevada AG with respect to the Nevada Power Proceeding with respect to parties to that proceeding other than El Paso Releasees.

              b. Retraxit. Neither this Agreement, the releases provided herein, any judgment entered thereon, nor any dismissal entered pursuant to this Agreement shall constitute or be construed as a retraxit.

              c. Standing. Nothing contained in Paragraph 5.6(j) of this Agreement shall create or be deemed to create in favor of any of Settling Claimant any rights, express or implied, with respect to the Original Contract or Renegotiated Contract that did not exist prior to the date of this Agreement .

              d. Waivers. Notwithstanding anything herein to the contrary, nothing in this Agreement shall constitute a limitation on, or waiver of, any right to enforce any obligation or pursue any remedy provided for under this Agreement or under any Security Document.

              e. No Third Party Beneficiaries of Releases. No parties other than the Settling Claimants, PG&E Corporation, their respective Releasees, Edison International, and the El Paso Releasees shall be entitled to the benefits of, or entitled to enforce, the releases provided for in this Agreement.

              f. AG Authority and Notices. The AG enters into these releases on behalf of the State of California, each of California's public agencies (except for the CPUC, CEOB, and CDWR, who are themselves Parties to this Agreement), and each of California's political subdivisions, including all of California's cities, counties and other municipal entities and their respective political subdivisions and agencies, to the fullest extent of the AG's authority allowed by law. The AG agrees to ensure that the long form class notice will be sent to California municipalities and California state and municipal departments and agencies that are also non-core gas customers, and that the long form notice will state that those entities (excluding those that purchased gas for resale or for generation of electricity for resale) have the right to make a claim for allocation of settlement proceeds on a pro rata basis.

              g. Northwest AGs' Authority. The Attorneys General of the States of Oregon and Washington enter into these releases as chief law enforcement officers of their respective states, and to the full extent of their legal authority to bring Claims against any El Paso Releasee.

              h. Nevada AG Authority. The Nevada AG enters into these releases as chief law enforcement officer of the State of Nevada and on behalf of individuals and entities residing in Nevada to the full extent of its parens patriae authority.

              i. Fairness of Settlement. The Parties agree that this settlement is fair and reasonable and adequate to provide complete satisfaction of the interests of the People of the State of California, California consumers and taxpayers, the State of California, and its political subdivisions and public agencies, as well as the People of the States of Nevada, Oregon, and Washington, including full and adequate restitution of any allegedly unjust gains or allegedly improper overcharges obtained by the El Paso Releasees, or any of them, for the claims released herein.

              j. Renegotiated Contract Challenges. Each of the Parties further waives and releases all rights to challenge the terms, conditions, rates and/or validity of the Renegotiated Contract, and whether such contract is Just and Reasonable, or in the public interest, for and with respect to the entire term thereof, including any rights under Sections 205 and/or 206 of the Federal Power Act to request the FERC to revise the terms and conditions and the rates or services specified in the Renegotiated Contract, and hereby further covenants to make no filings at the FERC or with any other state or federal agency, board, court or tribunal challenging the rates, terms and conditions of the Renegotiated Contract as to whether it is lawful, Just and Reasonable, or in the public interest. The Parties stipulate and agree that the foregoing shall be effective regardless of what, if any, action the FERC may take as a result of its ongoing proceeding entitled Proposed Policy Statement Regarding the Standard of Review for Proposed Changes to Market Based Rate Contracts for Wholesale Sales of Electric Energy by Public Utilities, FERC Stat. & Regs. 32,562 (Aug. 1, 2002).

              k. Section 1542 Waiver. Except for unknown Claims expressly preserved in this Paragraph 5, each Party expressly waives the benefits of any statutory provision or common law rule that provides, in sum or substance, that a release does not extend to

         Claims which the party does not know or suspect to exist in its favor at the time of executing the release, which if known by it, would have materially affected its settlement with the other party. In particular, but without limitation, the Parties expressly understand the provisions of California Civil Code Section 1542, which provides:

              A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Each Party hereby agrees (i) that the provisions of California Civil Code Section 1542 are hereby knowingly and voluntarily waived and relinquished, and (ii) that the provisions of all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction, to the extent that they are found to be applicable herein, also are hereby knowingly and voluntarily waived and relinquished. Notwithstanding the foregoing waiver of California Civil Code Section 1542, the Parties acknowledge that the releases set forth in this Agreement are specific to the matters set forth in the releases and are not intended to create general releases as to all claims, or potential claims, between the releasing and released Parties.

              l. Other Unknown Claims. In connection with the releases contained herein, each Party acknowledges that it is aware that it may hereafter discover Claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true with respect to the matters released herein. Nevertheless, it is the intention of each Party in executing this Agreement to fully, finally and forever settle and release all such matters, and all Claims relating thereto, which exist, hereafter may exist, or might have existed (whether or not previously or currently asserted in any Action), in accordance with the releases contained herein.

              m. Essential Terms. All Parties hereby expressly agree and acknowledge that each of the releases contained herein constitutes an essential term of this Agreement and that the Agreement shall be null and void if any release shall not be approved or shall be deemed ineffective.

              n. Limitations on Waivers. Nothing in the above releases shall constitute a limitation to, or waiver of, any right to enforce any obligation or pursue any remedy provided under this Agreement (including the enforcement of the releases provided by the Parties hereunder), the Renegotiated Contract, the Stipulated Judgment, the FERC Settlement Agreement, any Security Document, or any other document delivered hereunder.

              o. Attorneys' Fees and Costs. The Parties stipulate and agree that the Consideration being provided by El Paso pursuant to this settlement is inclusive of and constitutes full payment of any claim for attorneys' fees and costs, and the Parties hereby waive and release any and all further Claims for attorneys' fees or costs, statutory or otherwise, related in any way to disputes pre-dating this Agreement or related to the

         Parties' entry into and any required Court and regulatory approvals of this Agreement and the FERC Settlement Agreement.

              p. Negotiation of Releases. Each of the Parties acknowledges and agrees that the various releases in this Agreement were individually negotiated with the various releasing parties under such releases and that such releases should be interpreted individually in the context of this Agreement without regard to other releases herein.

              q. Breaches of Agreement. The Parties expressly understand that both direct and indirect breaches of the provisions of this Agreement are proscribed. Therefore, the Settling Claimants, PG&E Corporation, their respective Releasors, and Edison International, on the one hand, and the El Paso Releasors, on the other hand, covenant that each will not institute or prosecute, against the other or their respective Releasees any action or other proceeding based in whole or in part upon their respective Claims released by this Agreement, except as expressly permitted in Paragraph 5 of this Agreement.

         5.7 Cooperation.

              a. With the AG and Northwest AGs. The El Paso Settling Parties agree to cooperate with the AG and the Northwest AGs in their civil law enforcement investigations of the western Electric Power and Gas markets, provided that such cooperation shall not obligate any of the El Paso Settling Parties to waive any privileges and shall have the right to be represented by counsel at any stage of the investigations. As part of their ongoing cooperation obligations, the El Paso Settling Parties shall make available for interviews and depositions by the AG and the Northwest AGs at mutually convenient times and locations witnesses over whom they have the legal authority to direct or compel attendance. The AG and Northwest AGs agree to make transcripts or recordings of these interviews and depositions available for inspection by El Paso, its witnesses, or its counsel upon request, with reasonable notice, by El Paso. The El Paso Settling Parties shall have the right to have counsel present at all interviews and depositions. The AG and the Northwest AGs will seek information in a focused manner, and will work with the El Paso Settling Parties to streamline information and requests as appropriate. The witness interviews, depositions and all documents disclosed pursuant to this Paragraph 5.7 shall be subject to the existing or future confidentiality agreements and protective orders between the El Paso Settling Parties and the AG and the Northwest AGs and the confidentiality provisions of: as to the AG, Calif. Gov't Code
         Section 11180, et seq.; as to the Oregon Attorney General, Or. Rev. Stat. Section 646.836; and as to the Washington Attorney General, Wash. Rev. Code Section 19.86.110. As a further part of their ongoing cooperation, the El Paso Settling Parties will continue to produce documents to the AG and the Northwest AGs as requested. All documents provided to the AG and the Northwest AGs pursuant to this Agreement will also be treated as confidential by the AG under Calif. Gov't Code
         Section 11180, et seq., and by the Northwest AGs under Or. Rev. Stat.
         Section 646.836 as to the Oregon Attorney General, and Wash. Rev. Code
         Section 19.86.110 as to the Washington Attorney General. The El Paso Settling Parties shall not contend that the AG has violated Cal. Gov't Code Section 11180 et seq. by providing documents received from the El Paso Settling Parties to the Northwest AGs. The documents produced to the AG and the Northwest AGs by the El Paso Settling Parties under this Agreement and pursuant to the AG and the Northwest AGs subpoenas can be used by the AG and the Northwest AGs in litigation against third parties pursuant to a court approved protective order. The AG and the Northwest AGs shall give reasonable notice to the El Paso Settling Parties of their intent to use such documents in litigation, which notice shall specify the terms of the protective order under which they may be used. The AG and the Northwest AGs will promptly notify the El Paso Settling Parties in writing when their investigations are closed and will, upon request by El Paso and at El Paso's sole cost and expense, return any documents produced by El Paso during the course of their investigations. This provision for continuing cooperation by the El Paso Settling Parties shall extend to the conclusion of the AG and the Northwest AGs litigation and active investigations of the Western energy markets, and include cooperation through any trials and appeals as necessary.

              b. With the Class Plaintiffs and Private Parties. Each of the El Paso Settling Parties covenants that it will fully cooperate with ongoing investigations and discovery in the Civil Actions and Class Actions by the Class Plaintiffs and Private Parties. As part of their ongoing cooperation obligations, the El Paso Settling Parties shall make witnesses over whom they have the legal authority to direct or compel attendance available for depositions by the Class Plaintiffs and Private Parties, and shall use their best efforts in good faith to make their former employees available for depositions by the Class Plaintiffs and Private Parties, at mutually convenient times and locations and shall complete their responses to existing document requests. The depositions and document productions shall be subject to the existing and future confidentiality agreements and protective orders between the El Paso Settling Parties and the Class Plaintiffs and Private Parties. The El Paso Settling Parties shall respond to existing and future discovery in the Civil Actions and Class Action with all the rights and obligations as if they were parties to those Actions. It is specifically understood, acknowledged and agreed on by the El Paso Settling Parties, Class Plaintiffs and the Private Parties that the rule of Dart Industries Co. v. Westwood Chemical Co., 649 F.2d 646 (9th Cir. 1980), and any similar rule, insofar as it might deny, limit or restrict a plaintiff's request to engage in discovery against a defendant following a release of that defendant, is inapplicable with respect to this Agreement and is not intended by the parties hereto to be the result of entry into this Agreement, release, or any accompanying agreement, dismissal or judgment, as grounds, either in whole or in part, for objecting to any present or future discovery that Class Plaintiffs or the Private Parties have or may have against the El Paso Settling Parties.

              c. With the Active FERC Parties. Each of the El Paso Settling Parties covenants that it will fully cooperate with ongoing investigations and discovery in the Refund Proceeding by the Active FERC Parties and in the CPUC Gas OII. As part of their ongoing cooperation obligations, the El Paso Settling Parties shall make witnesses over whom they have the legal authority to direct or compel attendance available for depositions by the Active FERC Parties, and shall use their best efforts in good faith to make their former employees available for depositions by the Active FERC Parties, at mutually convenient times and locations and shall complete their responses to existing document requests. The depositions and document productions shall be subject to the existing and future confidentiality agreements and protective orders between the El Paso

         Settling Parties and the Active FERC Parties. The El Paso Settling Parties shall respond to existing and future discovery in the Refund Proceeding with all the rights and obligations as if they were parties to that proceeding. It is specifically understood, acknowledged and agreed on by the El Paso Settling Parties and the Active FERC Parties that the rule of Dart Industries Co. v. Westwood Chemical Co., 649 F.2d 646 (9th Cir. 1980), and any similar rule, insofar as it might deny, limit or restrict a plaintiff's request to engage in discovery against a defendant following a release of that defendant, is inapplicable with respect to this Agreement and is not intended by the parties hereto to be the result of entry into this Agreement, release, or any accompanying agreement, dismissal or judgment, as grounds, either in whole or in part, for objecting to any present or future discovery that the Active FERC Parties have or may have against the El Paso Settling Parties.

         6. DISMISSALS, TERMINATIONS, AND RELATED ACTION.

         6.1 AG and Northwest AGs' Investigations and Subpoenas. The AG and each of the Northwest AGs (i) upon the Effective Date of this settlement, shall promptly voluntarily withdraw or dismiss with prejudice (or, if necessary by applicable rule, request withdrawal or dismissal with prejudice from the court or tribunal) all pending claims or actions against any of the El Paso Releasees, including without limitation the AG 206 Complaint, and will terminate all outstanding investigations and all subpoenas to the El Paso Releasees relating to the released matters, including without limitation the AG Investigation and the AG Subpoena, and (ii) will not file any actions or initiate any formal or informal investigations against any of the El Paso Releasees based on, arising out of or related to any released matters or any legal theory based on or related to conduct underlying any of the released matters. All pending claims, actions, investigations and discovery are stayed pending the Effective Date of the settlement.

         6.2 CDWR, CPUC, and CEOB Investigations. CDWR, CPUC, and CEOB each agree that promptly after the Effective Date, it will terminate any and all investigations as to El Paso as they relate to the pursuit of claims released in Paragraph 5.2 and will not initiate any new investigations against El Paso that are related to the pursuit of claims released in Paragraph 5.2.

         6.3 Class Actions. Class Plaintiffs shall seek and obtain from the Class Action Court, as a condition of settlement, an Order and Judgment which shall, among other things, (a) approve this Agreement as fair, reasonable, and adequate, and (b) dismiss the Class Actions as to El Paso with prejudice, as set forth above in Paragraph 3, effective as of the Effective Date. The contents of each such filing shall be consistent with the terms and conditions of this Agreement.

         6.4 CPUC and CEOB 206 Complaints. Within forty-five (45) calendar days following execution of this Agreement, the CPUC and the CEOB shall file a motion consistent with the terms of this Agreement for partial dismissal of the CPUC and CEOB 206 Complaints effectuating the releases and withdrawals with prejudice of any and all Claims, Liabilities and proposed remedies, or other relief sought insofar as they pertain to the El Paso Releasees, as specified in this Agreement; provided, however, that (i) such dismissal shall be contingent upon the settlement becoming effective, and shall be void ab initio if the Effective Date never occurs, and (ii) El Paso shall so stipulate in a writing to be filed with such motion.

         6.5 Retraxit. All documents of dismissal required by this Paragraph 6 shall include express language that dismissal shall not act as a retraxit.

         6.6 Stay of Actions/Tolling. The Parties hereby stipulate that the time between the date hereof and the date on which Closing occurs, or the date on which this Agreement is terminated as provided in Paragraph 10 hereof, shall not be counted or utilized by a Party hereto in determining the date of the running of any statute of limitations or mandatory dismissal statute, or the applicability or viability of any laches defense, estoppel defense, waiver defense, and/or bar date, and/or any other similar legal or equitable defense, denial or objection, regarding the Released Claims or any of the Actions. The Parties hereby further stipulate to a stay of all Actions, the AG Subpoena, and the AG Investigation as to the El Paso Releasees pending on the Effective Date of the settlement memorialized by this Agreement, except as may be necessary to consummate this Agreement; provided, however, that the foregoing stipulation shall not preclude any Party hereto from seeking relief from parties other than the El Paso Releasees, or from continuing its participation in such proceedings or any other proceedings pending on the Effective Date of the settlement memorialized by this Agreement.

         6.7 FERC Proceedings. Within forty-five (45) calendar days following execution of this Agreement, Settling Claimants who are parties to or intervenors or participants in the Refund Proceeding, the Puget Sound Proceeding, the Nevada Power Proceeding, the Fact Finding Investigation and the AG Complaint shall file motions consistent with the terms of this Agreement in the appropriate FERC dockets for partial dismissal effectuating the releases and withdrawals with prejudice of any and all Claims, Liabilities and proposed remedies, or other relief sought insofar as they pertain to any of the El Paso Releasees, as specified in this Agreement; provided, however, that (i) such dismissals shall be contingent upon the settlement becoming effective, and shall be void ab initio if the Effective Date never occurs, and (ii) El Paso shall so stipulate in a writing to be filed with such motion.

         6.8 Essential Terms. All Parties hereby expressly agree and acknowledge that dismissal of each of the Actions to the extent set forth in this Agreement constitutes an essential term of this Agreement and that, if any of the Actions is not dismissed in accordance with this Agreement, the Agreement shall be null and void and of no further effect, with all rights, duties and obligations of the Parties thereafter restored as if this Agreement had never been executed.

         7. REPRESENTATIONS AND WARRANTIES.

         7.1 All Parties. Except as set forth in Paragraph 7.2, each of the Parties hereto, Edison International, and PG&E Corporation, represents and warrants, as to itself, to each other Party, Edison International, and PG&E Corporation, and each El Paso Settling Party, for itself, further represents and warrants to the Settlement Fund and Collateral Agent, as of the date hereof as follows (to the extent applicable):

              a. the recitals with respect to it set forth in Paragraph 2 of this Agreement are true and accurate in all respects;

              b. it has the full power and authority to enter into this Agreement and the Security Documents on behalf of itself, its company, Class members, citizenry, and/or government, and to perform all transactions, duties and obligations herein and therein set forth;

              c. it has taken all necessary actions duly and validly to authorize the execution and delivery of this Agreement and the other documents and agreements provided for herein to be executed and delivered by it (including without limitation the Security Documents and Renegotiated Contract) in accordance with applicable law;

              d. it has authorized and directed its respective attorneys to have such papers executed and to take such other action as is necessary and appropriate to effectuate the terms of this Agreement;

              e. it has duly and validly executed and delivered this Agreement and, on the Effective Date, will have duly and validly executed and delivered, the Security Documents and the other documents and agreements provided for herein to be executed and delivered by it;

              f. this Agreement constitutes, and the Security Documents and other documents and agreements provided for herein to be executed and delivered by it will constitute on and after Closing, its legal, valid and binding obligations, enforceable against it in accordance with this Agreement's terms and the respective terms of the other documents and agreements provided for herein to be executed and delivered by it (including, without limitation, the Security Documents and Renegotiated Contract);

              g. it has not sold, assigned, transferred, or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any claim of any nature whatsoever released pursuant to this Agreement;

              h. no promise, inducement or agreement not expressed herein has been made in connection with this Agreement;

              i. to the extent that it deemed it necessary and desirable, it independently received appropriate, adequate, and competent technical, economic and legal and other advice with respect to this Agreement and the other documents delivered by or on behalf of the Parties under or in connection with this Agreement, and has not relied upon any technical, economic, legal or other advice provided to it by any other Party with respect hereto;

              j. it is represented by competent counsel with respect to this Agreement and all matters covered by it; and

              k. it has been fully advised by said counsel with respect to its rights and obligations and with respect to the execution of this Agreement.

         7.2 Required Votes. The Board of Commissioners of the Los Angeles Department of Water and Power and the Long Beach City Council have not yet had an opportunity to conduct the required votes on whether to approve this Agreement. Accordingly, this Agreement is executed by counsel for each of these Parties subject to such approval. Not later than five (5)

Business Days after each such vote is taken, counsel for each of these Parties shall certify the results of their respective votes in writing to each of the other Parties to this Agreement, and these writings shall be appended to and made a part of this Agreement.

         7.3 CDWR, CEOB, and CPUC. Each of the CDWR, CEOB, and CPUC represents and warrants, for itself, to each other Party that as of the date hereof, it is not aware of any pending or existing lawsuits, claims, or formal or informal investigations or inquiries by or on behalf of it against any of the El Paso Settling Parties related to the claims it is releasing in this Agreement other than the claims it is releasing in this Agreement and the claims, investigations, and inquiries described in this Agreement.

         7.4 AG, Northwest AGs and Nevada AGs. Each of the AG, the Northwestern AGs and the Nevada AG, for himself or herself, represents and warrants, to each other Party that as of the date hereof, he or she is not aware of any pending or existing lawsuits, claims, or formal or informal investigations or inquiries by or on behalf of him or her against any of the El Paso Settling Parties related to the claims it is releasing in this Agreement other than the claims he or she is releasing in this Agreement and the claims, investigations, and inquiries described in this Agreement.

         7.5 El Paso Settling Parties.

              a. Non Contravention. Each El Paso Settling Party represents and warrants, for itself, to the Settling Claimants, Settlement Fund, and Collateral Agent that the execution and delivery of this Agreement by it, and the performance of its obligations hereunder, will not (i) violate any material statute, rule or regulation applicable to it, (ii) violate any order of any governmental authority applicable to it, or
         (iii) result in a default under any provision of any indenture, credit agreement, or other agreement relating to repayment of borrowed money or any guarantee of the foregoing.

              b. Reasonably Equivalent Value and Solvency. El Paso Corporation and EPNG each represent and warrant, for itself, to the Settling Claimants, Settlement Fund, and Collateral Agent as follows as of the date hereof:

                   (i) Reasonably Equivalent Value. It has made an independent determination of the fair market value of all Consideration it is providing to the Settling Claimants and the Settlement Fund and has determined that the fair market value of that Consideration is reasonably equivalent to the fair market value of all consideration received by it pursuant to this Agreement from the Settling Claimants.

                   (ii) Solvency. Before and after giving effect to the
              transactions contemplated by this Agreement, (A) its financial condition is and will be such that the fair value of its property (exclusive of property transferred, concealed or removed with intent to hinder, delay or defraud any creditor) exceeds the sum of its debts, (B) it has not incurred and will not have incurred, and does not intend to incur, debts beyond its ability to pay as they become due, and (C) it has and will have sufficient capital to conduct its business affairs.

              c. Subsidiaries and Affiliates. The El Paso Settling Parties represent and warrant to the Settling Claimants that attached hereto as Appendix 7.5(c) is a complete list of their Affiliates and Subsidiaries, which list shall be conclusively deemed exclusive with respect to the scope of the releases granted by the Settling Claimants to the El Paso Releasees pursuant to Paragraphs 5.1 and 5.2; provided that such releases may not be enforced in favor of such Affiliates or Subsidiaries if (i) they do not in fact meet the definition of an Affiliate or Subsidiary under Paragraphs 1.8 and 1.114 hereof, and (ii) they do not qualify as an El Paso Releasee under any other provision of this Agreement.

         7.6 Edison. Edison represents and warrants to the El Paso Settling Parties that attached hereto as Appendix 7.6 is a complete list of its Affiliates and Subsidiaries, which list shall be conclusively deemed exclusive with respect to the scope of the release granted by the El Paso Releasors to Edison pursuant to Paragraph 5.3; provided that such release may not be enforced in favor of such Affiliates or Subsidiaries if (i) they do not in fact meet the definition of an Affiliate or Subsidiary under Paragraphs 1.8 and 1.114 hereof, and (ii) they do not qualify as a Releasee under any other provision of this Agreement.

         7.7 PG&E and PG&E Corporation. PG&E and PG&E Corporation represent and warrant to the El Paso Settling Parties that attached hereto as Appendix 7.7 is a complete list of their Affiliates and Subsidiaries, which list shall be conclusively deemed exclusive with respect to the scope of the releases granted by the El Paso Releasors to PG&E and PG&E Corporation pursuant to Paragraph 5.3; provided that such releases may not be enforced in favor of such Affiliates or Subsidiaries if (i) they do not in fact meet the definition of an Affiliate or Subsidiary under Paragraphs 1.8 and 1.114 hereof, and (ii) they do not qualify as a Releasee under any other provision of this Agreement.

         7.8 Survival of Representations and Warranties. The representations and warranties of the Parties set forth in Paragraphs 7.1 through 7.7 of this Agreement shall survive the Closing indefinitely.

         8. COVENANTS AND OTHER AGREEMENTS.

         8.1 Allocation and Distribution of Consideration.

              a. Distribution of Consideration. The Settling Claimants agree to apportion all Consideration among themselves in accordance with the terms of the Allocation Agreement.

              b. Northwest AGs' Consideration. The portion of the Consideration allocated to the Northwest AGs in the Allocation Agreement shall be used for the benefit of energy consumers in their respective states at the sole discretion of the Northwest AGs. At the Northwest AGs' discretion, such benefit may be direct or indirect. Up to twelve percent (12%) of the total amount of the Northwest AGs' apportionment may be used by the Northwest AGs' to pay for costs, attorneys' fees and administrative expenses incurred in the Northwest AGs' Investigation and settlement negotiations, including, but not limited to, costs, attorneys' fees, and administrative expenses related to implementation of this Agreement.

              c. CPUC Approval of Accounting Rules. The Settling Claimants acknowledge and agree that the CPUC has jurisdiction over the rate treatment and accounting for any Consideration received by investor-owned California Gas or Electric Power public utilities. Accordingly, as soon as practicable after the date of this Agreement, the CPUC shall conduct proceedings and issue a decision adopting rules governing the California public utilities' accounting treatment for any Consideration they receive, including how that Consideration shall be allocated for the benefit of their ratepayers.

              d. El Paso Responsibilities. El Paso shall have no responsibility for, and no liability whatsoever with respect to, the allocation among Class Plaintiffs, Class Plaintiffs' Counsel, all other non-El Paso Parties, and any other Person or governmental unit that may assert some claim thereto, of any part of the Consideration, and El Paso takes no position with respect to such matters, including, without limitation, Paragraphs 8.1(a), 8.1(b), and 8.1(c) of this Agreement, nor shall anything contained within these provisions constitute a condition precedent to the effectiveness of this Agreement.

         8.2 Clawback. If under any applicable state or federal law all or any part of any Consideration paid or delivered to the Settlement Fund or any of its designee(s) or any of the Settling Claimants by an El Paso Settling Party is subsequently invalidated, declared to be fraudulent or preferential, or set aside, then, to the extent the Settlement Fund, any of its designee(s), or any Settling Claimants are required to return such property or pay the value thereof or refund any payment, the other El Paso Settling Parties' obligations hereunder shall be reinstated to the extent of the avoided Consideration.

         8.3 Covenants Relating to Collateral and Secured Obligations. The El Paso Settling Parties and the Settling Claimants covenant and agree with each other as follows:

              a. Collateral Coverage. Each of the El Paso Settling Parties covenants and agrees that the aggregate Value of the Acceptable Collateral shall be equal to or greater than the sum of the following, measured as of the close of each calendar quarter, so long as any Deferred Payments or Additional Payments, as the case may be, remain outstanding: (1) the Discounted Amount of the Deferred Payments, and
         (2) the Discounted Amount of the Additional Payments. As used herein, the "Value" of the Collateral shall be the following:

                   (i) with respect to any Letter of Credit or cash equivalent
              Collateral, 100% of the stated amount thereof (as reduced from time to time in accordance with the terms thereof);

                   (ii) with respect to any Oil & Gas Collateral, 130% of the
              Reported Value thereof, as determined by an Independent Consultant in the most recent report delivered with respect to Oil & Gas Collateral pursuant to this Agreement; and

                   (iii) with respect to any Other Collateral, that percentage of the fair market value thereof determined by the Designated Representative in its reasonable discretion at the time such Other Collateral is pledged to the Settling Claimants pursuant to any Security Documents.

              The El Paso Settling Parties shall be entitled to designate as of the date of any Compliance Certificate a portion of the Collateral to be held exclusively for the benefit of the Settling Claimants (the "MSA Portion") and a portion of the Collateral to be held exclusively for the benefit of the Additional Payees (the "AP Portion") to be allocated, respectively, between the Settling Claimants and the Additional Payees in proportion to the Deferred Payments of the Settling Claimants and the Additional Payments of the Additional Payees, provided that at the time of such designation, the El Paso Settling Parties are in compliance with the Collateral maintenance requirements set forth in this Paragraph 8.3(a) (as determined as of the date of such Compliance Certificate).

              b. Compliance Certificate and Independent Consultant's Reports. On the Effective Date and not more than three months after each Measurement Date thereafter, El Paso Corporation shall deliver or cause to be delivered to the Designated Representative a report of one or more Independent Consultants addressed to the Designated Representative confirming the Reported Value of the Oil & Gas Collateral. On the Effective Date and within sixty (60) days after the close of each calendar quarter thereafter, El Paso Corporation shall deliver or cause to be delivered to the Designated Representative a certificate of a Responsible Officer of El Paso Corporation to the effect that the El Paso Settling Parties are in compliance with the collateral maintenance requirements set forth in Paragraph 8.3(a) of this Agreement (and, for purposes of such certificate, such officer may rely on any report referred to in this Paragraph) (the "Compliance Certificate"). In the case of any allocation of Collateral to the Settling Claimants and the Additional Payees, such compliance shall be determined separately with respect to the MSA Portion and AP Portion. Upon written reasonable request by the Designated Representative, El Paso Corporation shall deliver to the Designated Representative such production reports and other internally prepared reports as it may have to enable the Designated Representative to confirm independently El Paso Corporation's compliance with the terms of Paragraph 8.3(a) of this Agreement.

              c. Cooperation with Pledge or Sale by Settling Claimants. Each of the El Paso Settling Parties covenants and agrees that the Settlement Fund shall have the right, upon ninety (90) days prior written notice to, but without the consent of, El Paso Corporation, any other El Paso Settling Party, or any El Paso Pledgor, to sell, pledge or otherwise assign or convey in a Monetization or otherwise any or all of its interest in the Deferred Payments, together with its rights in the related Collateral, to one or more third parties. El Paso Corporation agrees to cooperate, and shall cause each El Paso Settling Party and El Paso Pledgor to cooperate, reasonably and in good faith in connection with any such transaction, including, without limitation, (i) executing such additional documents, instruments, or agreements to reaffirm or separately evidence the Deferred Payments, (ii) causing to be delivered to any such third parties any notices, certificates or other documents required to be delivered by the El Paso Pledgors under the Security Documents, and (iii) delivering to such third parties customary estoppel certificates or acknowledgements, acknowledging the sale, pledge or assignment to such third parties. The Settlement Fund shall bear the cost thereof, including reasonable attorneys' fees and other out-of-pocket costs incurred by any El Paso Settling Party or any El Paso Pledgor. Each Settling Claimant whose interests in the Settlement Fund are so transferred shall promptly reimburse the Settlement Fund its pro rata share of such fees and costs. To ensure prompt payment of such amounts, the Settling Claimants hereby authorize the Designated Representative to setoff from amounts owing to each responsible Settling Claimant the fees and costs owed by that Settling Claimant under the terms of this Paragraph.

              d. Designees. The El Paso Settling Parties covenant and agree that the Settlement Fund shall be entitled to the benefit of the Collateral, exercise any rights with respect to the Collateral and the Secured Obligations, and take any and all other actions relating to the Collateral, the Secured Obligations, this Agreement and the Security Documents, by or through the Collateral Agent.

              e. Security Documents. El Paso Corporation covenants and agrees that as of the Effective Date, and at all times thereafter until the Secured Obligations are satisfied in full, (i) each Security Document shall create in favor of the Collateral Agent a valid and enforceable lien on, or security interest in, all right, title, and interest of each El Paso Pledgor that is a party to such Security Document, in the Collateral described therein, prior and superior in right to any other party, except as expressly permitted in such Security Document, and except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) all financing statements, mortgages, deeds of trust or other instruments shall have been filed or recorded and other action reasonably necessary to perfect any lien on, or security interest in, Collateral created pursuant to a Security Document have been taken, including providing control to the Collateral Agent, delivering certificated Collateral, and providing the Collateral Agent with possession of Collateral for which possession can provide perfection.

              f. Collateral Release and Substitution. So long as no Event of Default has occurred and is continuing and provided that, both before and after giving effect to any of the following actions by any El Paso Pledgor, the El Paso Settling Parties are in compliance with the Collateral maintenance requirements set forth in Paragraph 8.3(a) of this Agreement (as determined as of the date of the most recent Compliance Certificate delivered to the Designated Representative by El Paso Corporation, but after giving effect to releases, substitutions and additions of Collateral, and in the case of any allocation of Collateral to the Settling Claimants and the Additional Payees, such compliance to be determined separately with respect to the MSA Portion and AP Portion), any El Paso Pledgor may (i) obtain the release of any Collateral and/or the surrender of any Letters of Credit, and (ii) make substitutions of Collateral and/or Letters of Credit, subject to the following:

                   (A) all actions required under Paragraph 8.3(e) are taken in connection with such substitution or addition;

                   (B) following any such release, substitution or addition
              after a Monetization has been effected, the ratio of the aggregate stated amount of Letters of Credit divided by the Discounted Amount of the Deferred Payments shall be the same or greater than such ratio immediately prior thereto;

                   (C) if any Oil & Gas Collateral is added, El Paso Corporation has provided to the Collateral Agent (1) a supplemental report from an Independent Consultant confirming the Reported Value of the Oil & Gas Collateral which is to be added, and (2) a Compliance Certificate; and

                   (D) if any Other Collateral is added, (1) El Paso Corporation has provided to the Collateral Agent (x) an appraisal by an appraiser selected by El Paso Corporation and reasonably acceptable to the Designated Representative confirming the fair market value of the Other Collateral, and (y) a Compliance Certificate, and (2) the Designated Representative has received evidence from any rating agency rating any securities issued in connection with a Monetization that any rating on such securities will not be withdrawn or downgraded as a result of such substitution or addition and/or release.

         The foregoing conditions shall also apply to any addition of Collateral by El Paso for purposes of maintaining the Collateral coverage required in Paragraph 8.3(a).

              Additionally, all Collateral and Letters of Credit shall be deemed to be automatically released upon the satisfaction in full of the Secured Obligations. In the case of any surrender of Letters of Credit or release of Collateral, the Settling Parties irrevocably authorize the Collateral Agent to surrender any Letters of Credit, and to execute and deliver to the applicable El Paso Pledgor such documents and instruments as reasonably requested by such El Paso Pledgor as shall be necessary to evidence termination of all liens and security interests given by such El Paso Pledgor, in order to accomplish any such release or substitution. The Collateral Agent shall provide any documentation of any requested release within ten (10) days after the request therefor.

              g. Letter of Credit Drawings and Realizations Upon Collateral. If, within thirty (30) days prior to the expiration date stated in the expiring Letter of Credit, the El Paso Settling Parties fail to replace such expiring Letter of Credit with another Letter of Credit in the same amount or with other Collateral meeting the requirements of Paragraph 8.1 of this Agreement or fail to deliver a Compliance Certificate demonstrating that, after giving effect to the expiration and surrender of the Letter of Credit, the Collateral coverage requirements of Paragraph 8.3(a) will continue to be satisfied, then the Collateral Agent may draw on the expiring Letter of Credit. If any drawing shall be made under any Letter of Credit or the Collateral Agent shall receive or obtain any amounts in respect of any Collateral (whether as a result of any realization upon any Collateral or otherwise), and the aggregate amount of funds held by the Collateral Agent shall exceed the balance then due in respect of any Secured Obligations, then such amount, when received by the Collateral Agent, shall be held by the Collateral Agent in an interest bearing account opened by the Collateral Agent as cash collateral for Secured Obligations, as part of the Collateral. Amounts held in such cash collateral account shall be applied by the Collateral Agent to the payment of the Secured Obligations or released to the extent permitted by Paragraph 8.3(f). Such cash collateral shall be held pursuant to such lien documentation as shall be in form and substance reasonably satisfactory to the Designated Representative (which documents are hereby consented to by the El Paso Settling Parties). The El Paso Pledgors shall execute such further agreements, documents, instruments or financing statements as the Collateral Agent reasonably deems necessary in connection therewith.

         8.4 Legal Fees. Class Counsel may submit one or more applications to the Class Action Court, and Edison, PG&E, CPUC, the AG, and CDWR may submit one or more applications to the Federal Court, for an award of attorneys' fees and litigation expenses, including the fees of experts and consultants, which shall be paid solely out of the Consideration. Any attorneys' fees and/or litigation expenses so awarded shall be paid to the applicant(s) from the Escrow Account, as ordered, within five (5) Business Days after the Effective Date. Notwithstanding the foregoing, after entry of an order(s) awarding attorneys' fees and litigation expenses by the Class Action Court, prior to the Effective Date, Class Counsel may be paid from the Escrow Account, in the aggregate, up to 50% of the attorneys' fees and litigation expenses so awarded, provided that each law firm or attorney receiving such payment shall provide El Paso with a letter of credit, issued by a financial institution and on terms acceptable to El Paso, equal to 110% of the amount of the payment. In the event that a terminating event occurs pursuant to Paragraphs 10.1, or the judgment approving the class settlement or the order making the fee and/or expense award is reversed or modified on appeal, and, in the event that Class Counsel have been paid or reimbursed to any extent, then, within five (5) Business Days from the date Class Counsel are given notice that such terminating event has occurred, or within five days following such reversal or modification, they shall restore to the Escrow Account the fees and expenses previously paid to them in full or any amount consistent with such reversal or modification, plus interest thereon (at the same rate earned on 90-day United States Treasury Bills) through the date of such restoration. If such restoration is not made within this five (5) Business Day period, El Paso may exercise the applicable letter of credit to the extent of any such deficiency.

         8.5 Renegotiated Contract. CDWR, the AG, the CPUC, and the CEOB each stipulate and agree that CDWR shall have no right to demand collateral or margining from EPME on account of or as a consequence of effectuating the reduction in price set forth in the Renegotiated Contract.

         8.6 Settlement Fund.

              a. Qualified Settlement Fund. The Parties intend that the Settlement Fund shall be, and agree to treat the Settlement Fund as being, at all times a single "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1. Further, the Parties, as appropriate, shall jointly and timely make the "relation-back election" (as provided for in Treas. Reg. Section 1.468B-1(j)(2)) back to the earliest permitted date. Such election shall be made in compliance with the procedures and requirements contained in the Treasury Regulations.

              b. Duties of Administrator. For the purposes of Section 468B of the Internal Revenue Code of 1986, and Treas. Reg. Section 1.468B-2(k)(3), the "administrator" shall be a party appointed by the Settling Claimants pursuant to the Designated Representative

         Agreement (the "Administrator"). The Administrator shall timely and properly file or cause to be filed all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg.
         Section 1.468B-2(k)(1) and Treas. Reg. Section 1.468B-2(1)). Such returns shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund.

              c. Payment of Taxes and Other Expenses. All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund ("Taxes"), and (ii) expenses and costs incurred in connection with the operation and implementation of the Settlement Fund (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) tax returns ("Tax Expenses"), shall be paid out of the Settlement Fund. Further, Taxes and Tax Expenses shall be timely paid by the Administrator out of the Settlement Fund without prior order from the Class Action Court, and the Administrator shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(1)(2)). All Parties to this Agreement agree to cooperate with the Escrow Agent, Administrator, each other, and the Settlement Fund's tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this Paragraph 8.6.

         8.7 Procurement of Gas. For a period of time, commencing upon the date of this Agreement and ending on September 30, 2003, El Paso agrees to provide, at no cost to CDWR, its knowledge, experience, expertise, and contacts to assist CDWR in brokering an acceptable gas supply contract for CDWR. Clark Smith shall be assigned primary responsibility for assisting CDWR in brokering an acceptable gas supply contract.

         8.8 Financial Modeling. The Parties agree to cooperate with each other to create promptly after the date hereof an agreed upon financial model for the purpose of making the various calculations required in Paragraph 4.1(d) of this Agreement.

         8.9 No Assignment of Released Claims. Each Releasor, and Edison International, hereby covenants and agrees that it will not assign or transfer, or purport to assign or transfer, to any person or entity, including without limitation any of its Affiliates or Subsidiaries, any Claim it is releasing pursuant to this Agreement.

         9. EVENTS OF DEFAULT AND REMEDIES.

         9.1 Events of Default. Upon the occurrence and continuance of any one of the following events, the Designated Representative may, at its option, upon prior notice to El Paso Corporation, accelerate the Deferred Payments, making the entire Discounted Amount thereof immediately due and payable in full, and thereafter exercise (or cause the Collateral Agent to exercise) any of the rights and remedies enumerated hereunder, under any of the Security Documents, or under applicable law to recover the Deferred Payments and/or any of the other Secured Obligations (each an "Event of Default"):

              a. the failure by El Paso Corporation (or any El Paso Settling Party) to pay when due any installment of the Deferred Payments, within ten (10) Business Days after the date on which such amount is due, and such payment obligation is not satisfied during such 10 day period through the application of any funds then held by the Collateral Agent as part of the Collateral or through a drawing under any Letter of Credit;

              b. the failure by El Paso Corporation to comply with the collateral maintenance requirements set forth in Paragraph 8.3(a) of this Agreement by an amount in excess of 0.70% of the then Discounted Amount of the Deferred Payments, and such breach remains uncured within thirty (30) days after the earlier of written notice thereof by the Designated Representative, and a Responsible Officer of El Paso Corporation becoming aware of such failure; provided, however, that if such breach is not cured within such thirty (30) day period, but El Paso Corporation has undertaken in good faith and with due diligence to cure such breach during the 30-day cure period and such breach is capable of being cured, then El Paso Corporation shall have an additional thirty (30) days to cure the breach;

              c. an event of default shall exist under any Security Document that is not cured within any applicable cure period;

              d. either El Paso Corporation or EPNG pursuant to or within the meaning of the Bankruptcy Code (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in any involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

              e. a court of competent jurisdiction (i) enters an order or decree under the Bankruptcy Code that is for relief against El Paso Corporation or EPNG in an involuntary case, (ii) appoints a Custodian of either El Paso Corporation or EPNG or for all or substantially all of any property of El Paso Corporation or EPNG, or (iii) orders the liquidation of El Paso Corporation or EPNG; and the order or decree remains unstayed and in effect for ninety (90) days; or

              f. the dissolution, winding-up, assignment of substantially all assets, or liquidation of either EPNG or El Paso Corporation unless in connection with such action, an Investment Grade Person assumes, and agrees in writing to be bound by the terms of this Agreement with respect to the Deferred Payments and Collateral relating thereto.

The Deferred Payments and the Additional Payments and all Secured Obligations relating thereto shall enjoy equal and ratable ranking in the event of any liquidation or foreclosure or other realization upon the Collateral, including any draw under any Letter of Credit, and proceeds thereof shall be distributed to the Settling Claimants and the Additional Payees in accordance with their respective interests in the Secured Obligations; provided that in the case of any allocation of Collateral to the Settling Claimants and the Additional Payees, any proceeds of the MSA Portion shall be allocated first to the Settling Claimants and second to the Additional Payees, and any proceeds of the AP Portion shall be allocated first to the Additional Payees and second to the Settling Claimants.

         9.2 Provisions Affecting Exercise of Rights and Remedies. To the extent that any El Paso Settling Party is secondarily liable for any of the Secured Obligations, whether under Paragraph 4.1(d) hereof or otherwise, and with respect to Paragraphs 9.2(b) through (d) below to the extent that any El Paso Settling Party is primarily liable for any of the Secured Obligations, each El Paso Settling Party agrees as follows:

              a. Release or Exoneration. The Settlement Fund or its designee(s) may do or suffer any of the following, by action or inaction, without releasing or exonerating any El Paso Settling Party or El Paso Pledgor from any of its obligations under this Agreement (including any release or exoneration that might occur under California Civil Code Sections 2819, 2845, 2848, 2849, or 2850):

                   (i) renew, extend, rearrange, alter or otherwise modify this
              Agreement or any other document delivered by or on behalf of any El Paso Settling Party or El Paso Pledgor under or in connection with this Agreement (including any of the Security Documents), or any of the other Secured Obligations;

                   (ii) release any El Paso Settling Party or El Paso Pledgor from any of the Secured Obligations;

                   (iii) sell, release, subordinate, impair, waive or otherwise fail to obtain or perfect (or continue the perfection of) a security interest in any Collateral;

                   (iv) fail to realize upon any Collateral;

                   (v) perform on behalf of any El Paso Settling Party or El
              Paso Pledgor any obligation due hereunder or under any other document delivered by or on behalf of any El Paso Settling Party or El Paso Pledgor under or in connection with this Agreement (including any of the Security Documents) to cure any defaults of El Paso under the same;

                   (vi) foreclose on any Collateral in a manner that diminishes, impairs or precludes the right of an El Paso Settling Party or El Paso Pledgor to enjoy any rights of subrogation against another El Paso Settling Party or El Paso Pledgor, or to obtain reimbursement, performance, or indemnification for payment or performance under this Agreement (including any of the foregoing that results from the direct or indirect application of California Code of Civil Procedure Sections 580a, 580b, 580c, 580d, and 726, and Commercial Code Sections 1103 and 9501 et seq.);

                   (vii) permit or suffer the impairment of any of the Secured
              Obligations in a case under the Bankruptcy Code by or against any El Paso Settling Party or El Paso Pledgor;

                   (viii) make an election under Bankruptcy Code Section
              1111(b)(2) in a case by or against any El Paso Settling Party or El Paso Pledgor;

                   (ix) permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364 in a case by or against any El Paso Settling Party or El Paso Pledgor;

                   (x) permit or suffer the disallowance, avoidance or
              subordination of any of the Secured Obligations or Collateral;

                   (xi) fail to exercise any right or remedy it may have with respect to the payment or performance of the Secured Obligations;
              or

                   (xii) fail to obtain a guaranty, other assurance of payment, or credit enhancement from any other Person.

              b. Strict Performance. The Designated Representative's failure to require strict performance of the terms, covenants and agreements of this Agreement or any other document delivered by or on behalf of any El Paso Settling Party or El Paso Pledgor under or in connection with this Agreement (including any of the Security Documents), or any delay or omission on the part of the Designated Representative in exercising any right, or any acceptance of partial or adequate payment or performance shall not waive, affect or diminish such right or the El Paso Settling Parties' or El Paso Pledgors' duty of compliance and performance therewith. A waiver on any one occasion shall not be construed as a bar to or waiver of the same or any other right on the same or any future occasion.

              c. Waiver of Demands and Notices. Each of the El Paso Settling Parties hereby waives the rights of demand, protest, notice of acceptance, notice of default or dishonor, presentment, notice of collateral received or delivered or other action taken by the Designated Representative, and all other demands and notices of any description, unless specifically required by the terms of this Agreement. No El Paso Settling Party shall be released or exonerated from its obligations hereunder if it is not notified of these events.

              d. Waiver of Priority of Collection. Each El Paso Settling Party hereby waives all rights under California Civil Code Sections 2845 or 2849 to require the Settlement Fund or its designee(s) first to proceed against the Collateral, against another El Paso Settling Party or El Paso Pledgor, or to exercise in any particular order any right provided for herein or in any other document delivered by or on behalf of any El Paso Settling Party or El Paso Pledgor under or in connection with this Agreement (including any of the Security Documents). All rights and remedies of the Settlement Fund and their designee(s) under this Paragraph 9 and in the other documents delivered by or on behalf of any El Paso Settling Party under or in connection with this Agreement (including any of the Security Documents), shall be cumulative and may be exercised singularly or concurrently.

              e. Waiver of Subrogation, Reimbursement, Indemnification, and Contribution. For so long as Consideration remains due hereunder, each El Paso Settling Party waives and agrees that it will not seek to exercise any of the following rights it may have against any other El Paso Settling Party or El Paso Pledgor arising from or relating in any way to its payment or performance of the Consideration:

                   (i) subrogation (including any rights arising under
              Bankruptcy Code Section 509 and under California Civil Code Sections 2848 and 2849);

                   (ii) reimbursement (including any rights arising under
              California Civil Code Section 2847);

                   (iii) performance (including any rights arising under
              California Civil Code Section 2846);

                   (iv) indemnification; and

                   (v) contribution (including any rights arising under
              Bankruptcy Code Section 509 and under California Civil Code Sections 1432, 2848 and 2849).

              f. Waiver of Termination, Setoff, Recoupment and other Rights:
         Each El Paso Settling Party hereby further:

                   (i) waives any right it may have under California Civil Code
              Section 2815 to terminate or revoke the continuing nature of its obligations hereunder and under the Security Documents, except as expressly provided in Paragraph 10 hereof;

                   (ii) waives all rights of set-off, counterclaim, or
              recoupment against any of the Settling Claimants and the Settlement Fund or its designee(s) in respect of the Consideration; and

                   (iii) waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect.

         9.3 Acknowledgment of Waivers and Loss of Defenses. Each El Paso Settling Party acknowledges that certain provisions in this Paragraph 9 operate as waivers of rights that it might otherwise have under applicable law. Other provisions in this Paragraph 9 permit the Settlement Fund or its designee(s) (and the Collateral Agent) to (a) take actions that they may otherwise not have a right to take, or (b) fail to take actions that they would otherwise have an obligation to take, or (c) take actions that may prejudice an El Paso Settling Parties' rights and obligations under this Agreement. In the absence of these provisions, one or more El Paso Settling Parties might have defenses against its obligations under this Agreement. These defenses might permit an El Paso Settling Party to avoid some or all of its obligations under this Agreement. Each of the El Paso Settling Parties intends by the waivers and other provisions of this Agreement, including the acknowledgment set forth in this Paragraph 9.3, to be liable to the greatest extent permitted by law for all of the El Paso Settling Parties' obligations under this Agreement to the Settlement Fund or its designee(s). Each El Paso Settling Party intends to have this liability even if the terms of this Agreement change or if it does not have any rights against any other El Paso Settling Party or El Paso Pledgor.

         9.4 Cost of Collection and Enforcement. The El Paso Settling Parties jointly and severally agree to pay to the Designated Representative, within thirty (30) days after written demand is sent to El Paso Corporation by the Designated Representative, upon demand, all actual costs of collection and attempted collection of Consideration, including, without limitation: (a) those expenses incurred or paid to protect, preserve, collect, sell, advertise, locate, take possession of, liquidate or otherwise deal with any Collateral given by the El Paso Pledgors to secure Consideration, (b) expenses of dealing with any person or entity in any bankruptcy proceeding, (c) all expenses incurred by the Settlement Fund for its reasonable attorneys' and paralegal fees, disbursements, and costs, all at such rates and with respect to such services as the Settlement Fund in its sole discretion may elect to pay (as such rates may vary from time to time during the course of the performance of such services), and (d) the costs of appraisers, investment bankers, and other experts that may be retained by the Settlement Fund in connection with such collection efforts.

         9.5 WAIVER OF JURY TRIAL. THE EL PASO SETTLING PARTIES AND EACH OF THE SETTLING CLAIMANTS EACH EXPRESSLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS, WHETHER ARISING UNDER THE UNITED STATES OR ANY STATE CONSTITUTION, ANY RULES OF CIVIL PROCEDURE, COMMON LAW OR OTHERWISE, TO DEMAND A TRIAL BY JURY IN ANY ACTION, LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF THIS PARAGRAPH 9, THE SECURITY DOCUMENTS, OR ANY OTHER DOCUMENTS RELATING TO PAYMENT AND PERFORMANCE OF THE CONSIDERATION. NEITHER THE EL PASO SETTLING PARTIES, THE SETTLING CLAIMANTS, NOR ANY ASSIGNEE OR SUCCESSOR OF ANY OF THE FOREGOING (INCLUDING THE SETTLEMENT FUND) SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION. EACH PARTY AGREES THAT IT SHALL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION WHEN A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. THE FOREGOING PARTIES HAVE NOT IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER OF THE SAME PARTIES THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         10. TERMINATION.

         10.1 Termination Events. This Agreement and the transactions contemplated hereby may be terminated prior to Closing as follows:

              a. All Parties (Modification of Agreement). This Agreement may be terminated at the option and discretion of El Paso or the Settling Claimants if the Class Action Court or any appellate court reviewing any order entered by the Class Action Court with respect to this Agreement or the proposed settlement, FERC, the Federal Court, the Bankruptcy Court, or the court in which the Nevada Action is pending rejects, modifies or denies approval of any portion of this Agreement or the proposed settlement that the terminating party in its (or their) sole judgment and discretion reasonably determines is material, including, without limitation, the terms of relief, the definition of the Class, and/or any portion of the releases; provided, however, that with respect to the FERC, the provisions of this Paragraph are subject to Paragraphs 10.3 and 10.4 of the

         FERC Settlement Agreement. The terminating party must exercise the option to withdraw from and terminate this Agreement, as provided in this Paragraph, no later than thirty (30) days after receiving notice of the event prompting the termination. Notwithstanding the foregoing, reversal accompanied by remand for additional findings or otherwise for further consideration by the trial court shall not be a basis for termination, unless and until the reversal takes effect as a final disposition.

              b. All Parties (Mutual Written Consent). This Agreement may be terminated at any time by the mutual written consent of the Settling Claimants and El Paso Settling Parties.

              c. El Paso. El Paso may terminate this Agreement (i)(A) pursuant to the provisions of Paragraph 3.3 relating to Requests for Exclusion; or (B) if the court in which the Bustamante Action is pending denies a request made pursuant to this Agreement to dismiss that action with prejudice as to El Paso; or (C) if the Class Action Court does not make a determination that this Agreement was entered into in good faith as provided in Paragraph 3.2(e), or such determination is reversed by any appellate court; or (D) if the court in which the Nevada Action pending does not make a determination that this Agreement was entered into in good faith as provided in Paragraph 3.2(f), or such determination is reversed by any appellate court; or (ii) if there has been a material misrepresentation, a material breach of warranty, or a material failure to comply with any covenant or agreement on the part of any of the Settling Claimants with respect to their representations, warranties, covenants or agreements set forth herein, and such misrepresentation, breach, or failure to comply has not been cured in all material respects within ten (10) Business Days of receipt by the Designated Representative from El Paso of written notice thereof. Notwithstanding the foregoing, reversal accompanied by remand for additional findings or otherwise for further consideration by the trial court shall not be a basis for termination, unless and until the reversal takes effect as a final disposition.

              d. Settling Claimants. The Settling Claimants or their designee(s) may terminate this Agreement if there has been a material misrepresentation, a material breach of warranty, or a material failure to comply with any covenant or agreement on the part of any of the El Paso Settling Parties with respect to their representations, warranties, covenants or agreements set forth herein, and such misrepresentation, breach, or failure to comply has not been cured in all material respects within ten (10) Business Days of receipt by El Paso from the Designated Representative of written notice thereof.

         10.2 Effect of Termination.

              a. If the Agreement is terminated pursuant to Paragraphs 10.1(a), 10.1(b), or 10.1(c)(i), then:

                   (i) this Agreement shall be null and void and shall have no force or effect, and no party to this Agreement shall be bound by any of its terms, except for the terms of this Paragraph 10;

                   (ii) this Agreement, all of its provisions, and all
              negotiations, statements, and proceedings relating to it shall be without prejudice to the rights of any Party, all of whom shall be restored to their respective positions existing immediately before the execution of this Agreement;

                   (iii) the El Paso Settling Parties and their current and
              former directors, officers, employees, agents, attorneys and representatives expressly and affirmatively reserve all defenses, arguments and motions as to all claims that have been or might later be asserted in the Actions, including (without limitation) any applicable statutes of limitation and the argument that the Actions may not be litigated as class actions and that the Class should not be certified;

                   (iv) Class Plaintiffs and the other Parties and their current and former predecessors, successors, heirs, agents and assigns expressly and affirmatively reserve all motions as to, and arguments in support of, all claims that have been or might later be asserted in the Actions;

                   (v) neither this Agreement, nor the fact of its having been made, shall be admissible or entered into evidence for any purpose whatsoever;

                   (vi) any order or judgment entered in any of the Actions
              after the date of execution of this Agreement will be deemed vacated and will be without any force or effect; and

                   (vii) any and all amounts in the Escrow Account, including accrued interest, shall be returned to El Paso by the Escrow
              Agent.

              b. If this Agreement is terminated pursuant to Paragraph 10.1 or any other provision of this Agreement, then all amounts in the Escrow Account, including accrued interest, shall be returned to El Paso by the Escrow Agent within ten (10) Business Days after such termination, less an amount mutually determined by the Designated Representative and El Paso Corporation to be sufficient to cover any then outstanding settlement expenses El Paso is obligated to pay under Paragraph 4.1(i) of this Agreement.

              c. If this Agreement is terminated pursuant to Paragraph 10.1(c)(ii), then El Paso shall have all rights available to it at law or in equity, including, without limitation, the right to specific performance.

              d. If this Agreement is terminated pursuant to Paragraph 10.1(d), then the Settling Claimants or their designees shall have all rights available to them at law or in equity, including, without limitation, the right to specific performance.

         11. NOTICE.

         11.1 Form of Notice and Addresses. All notices required or permitted under this Agreement shall be in writing to the other Party and shall be delivered in person, by facsimile, by overnight mail, or by registered or certified mail, to the Parties at the following addresses and facsimile numbers:

         If to the El Paso Settling Parties:

              General Counsel
              El Paso Corporation
              1001 Louisiana Street
              Houston, Texas 77002
              Facsimile: (713) 420-2340

         If to a Settling Claimant or the Designated Representative:

              Kenneth Alex, Esq.
              Office of the Attorney General
              1515 Clay Street
              P.O. Box 70550
              Oakland, CA 94612-0550
              Facsimile:  (510) 622-2270

         11.2 Date of Delivery. Any notice required or permitted under this Agreement shall: (a) if delivered in person, be deemed to have been given or made at the time of delivery; (b) if sent via certified or registered mail, be deemed to have been given or made on the date of receipt; and (c) if sent by facsimile or other similar form of communication, be deemed to have been given or made on the first Business Day following the day on which it was sent.

         11.3 Address Changes. The El Paso Settling Parties and the Designated Representative may each give written notice of a change of address in the same manner described in this Paragraph, in which event all subsequent written communications shall be given to that Party at the changed address.

         12. GENERAL PROVISIONS.

         12.1 Admissions. El Paso expressly denies any wrongdoing alleged in any of the Actions and does not admit or concede any actual or potential fault, wrongdoing or liability in connection with any facts or claims that have been or could have been alleged against it in any of the Actions. The Parties agree that the terms of this Agreement reflect a good-faith settlement of all Parties hereto, reached voluntarily after consultation with experienced legal counsel. Neither this Agreement nor the settlement contained herein, nor any act performed or document executed pursuant to or in furtherance of this Agreement or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of any of the El Paso Releasees; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the El Paso Releasees in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) shall be offered in evidence or alleged in any pleading by any Party. In no event shall the Agreement, any of its provisions or any negotiations, statements or court proceedings relating to them or the settlement contained herein in any way be construed as, offered as, received as, used as or deemed to be evidence of any kind in any action, or in any judicial, administrative, regulatory or other proceeding, except in a proceeding to enforce this Agreement. Without limiting the foregoing, this Agreement, the settlement contained herein, any related negotiations, statements and documents delivered hereunder, and any court and regulatory proceedings shall not be construed as, offered as, received as, used as or deemed to be evidence of or an admission or concession of any liability or wrongdoing whatsoever on the part of El Paso, or as a waiver by El Paso of any applicable defense. The Parties, and any other party entitled to enforce this Agreement, may use and file this Agreement and/or judgment from the Actions in any other action that has been or may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Parties and their counsel agree that this Agreement is without prejudice to class certification issues or any other issues concerning the defendants in the Actions who are not an El Paso Releasee.

         12.2 Amendments. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all of the Parties hereto. No waiver of any provision of this Agreement nor consent to any departure therefrom by any Party shall be effective unless the same shall be in writing and signed by the El Paso Settling Parties, with respect to any waiver or consent requested by the Designated Representative, and by the Designated Representative with respect to any waiver or consent requested by an El Paso Settling Party. In either case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that without the approval of the Class Action Court (or the FERC or Federal Court with respect to those matters specifically governed by the FERC Settlement Agreement and Stipulated Judgment), no amendment, waiver or consent shall do any of the following: (i) subject the Settling Claimants to any additional obligations; (ii) reduce any amount payable to the Settlement Fund by more than five thousand dollars ($5,000.00); (iii) postpone for more than ninety
(90) days any date fixed for any payment in respect of any amount payable to the Settlement Fund; or (iv) change any definition or provision of this Agreement.

         12.3 Appendices. The Appendices attached to this Agreement are hereby made a part of this Agreement. Any conflict between the terms contained in the main body of this Agreement and any Appendix hereto shall be controlled by the terms contained in the main body of this Agreement.

         12.4 Confidentiality. The Parties and their counsel, and each of them, agree, to the extent permitted by law, that all agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Agreement.

         12.5 Construction of Agreement. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against any Party, regardless of who drafted or was principally responsible for drafting the Agreement or any specific terms or conditions hereof. This Agreement shall be deemed to have been drafted by all Parties, and no Party shall urge otherwise.

         12.6 Cooperation. The Parties (a) acknowledge that it is their intent to consummate this Agreement; and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Agreement and to exercise their best efforts to accomplish the terms and conditions of this Agreement. This cooperation shall include, without limitation, each Party, at its own expense, taking all necessary action to satisfy as to itself the conditions precedent in Paragraph 3.2 pertaining to it, and, to the extent reasonably required, cooperating with each other Party to secure the consents and satisfy the conditions precedent enumerated in Paragraph 3.2 hereof; working together cooperatively to obtain all judicial, administrative, and regulatory approvals necessary to ensure the enforceability of the stipulations provided for in Paragraph 6.6 of this Agreement; the execution of such instruments of conveyance, assignment, transfer and delivery, release and waiver as may be required to implement and consummate the terms of this Agreement; the filing of additional complaints by the Settling Claimants as necessary to consummate the terms of this Agreement; the provision of submissions, stipulations and other filings with courts and regulatory agencies; and the provision of such additional documents or taking of such other action as any Party may reasonably request to effectuate the terms of this Agreement.

         12.7 Costs. Except as otherwise provided herein, each Party shall bear its own costs in connection with the negotiation, execution, administration, and enforcement of this Agreement.

         12.8 Counterparts. This Agreement may be executed in multiple original and/or facsimile counterparts, each of which, when taken together, shall constitute a duplicate original, and each such duplicate original is equally admissible in evidence and shall be deemed to be one and the same instrument. This Agreement shall not take effect until each Party has signed a counterpart.

         12.9 Enforcement of Agreement. This Agreement may be pleaded as a full and complete defense to any claim that may be instituted, prosecuted or attempted in breach of this Agreement. The Parties, their respective counsel or any other member of the Class may file this Agreement in any proceeding brought to enforce any of its terms or provisions. The Parties further agree that their respective duties and obligations hereunder may be specifically enforced through an action seeking equitable relief or a petition for writ of mandamus by the Party or Parties for whose benefit such duty or obligation is to be performed, but no breach of any duty or obligation by any Party hereunder shall entitle any other Party to rescind or terminate this Agreement, except as provided expressly herein. In any such action, and in any action to enforce the provisions of this Agreement, the prevailing party shall recover its reasonable attorneys' fees and costs.

         12.10 Governing Law. This Agreement and any ancillary agreements executed in connection with this Agreement shall be governed by and interpreted according to the laws of the state of California (except with respect to (a) the releases by the Attorneys General of the states of Nevada, Oregon, and Washington, as to which the laws of the states of Nevada, Oregon, and Washington, respectively, shall apply, (b) matters subject to the jurisdiction of FERC under the Natural Gas Act, the Natural Gas Policy Act of 1978, and the Federal Power Act, and (c) any

Security Document, to the extent applicable choice of law principles govern the creation, perfection or priority of security interests and liens thereunder or to the exercise of foreclosure and other remedies provided for therein upon default), excluding any conflict of laws or choice of law provisions that would require reference to the laws of another state.

         12.11 Headings. The headings in this Agreement are for convenience only. They in no way limit, alter or affect the meaning of this Agreement.

         12.12 Integration. This Agreement, together with its appendices, the Security Documents and all other documents, instruments, and agreements delivered in connection herewith or therewith constitute the entire agreement among the Parties with respect to the subject matter hereof, and no representations, warranties or inducements have been made to any Party concerning this Agreement other than the representations, warranties and covenants contained and memorialized in such documents.

         12.13 Mistakes of Fact or Law. In entering and making this Agreement, the Parties assume the risk of any mistake of fact or law. If the Parties, or any of them, should later discover that any fact they relied upon in entering this Agreement is not true, or that their understanding of the facts or law was incorrect, then the Parties shall not be entitled to seek rescission of this Agreement by reason thereof. This Agreement is intended to be final and binding upon the Parties regardless of any mistake of fact or law.

         12.14 Retention of Jurisdiction. Pursuant to California Code of Civil Procedure section 664.6, the Class Action Court shall retain jurisdiction over the settlement embodied by this Agreement to enforce the provisions of this Agreement, except with respect to those matters addressed in the FERC Settlement Agreement and the Stipulated Judgment, as to which matters the FERC and Federal Court shall retain jurisdiction as provided therein. All parties hereto submit to the jurisdiction of the Class Action Court for purposes of implementing and enforcing the provisions of this Agreement that are not governed by the FERC Settlement Agreement or the Stipulated Judgment.

         12.15 Successors and Assigns. This Agreement shall be binding upon and for the benefit of any of the Parties and their successors and assigns. Nothing in this Agreement shall be construed or interpreted to impart any rights or obligations to any third party (other than a permitted successor or assignee bound to this Agreement), except as specifically provided in Paragraph 5.

         12.16 Time of the Essence. Time shall be of the essence for purposes of construing and enforcing this Agreement.

         12.17 Waivers. The failure of any Party hereto to enforce any condition or provision in this Agreement at any time shall not be construed as a waiver of that condition or provision unless such waiver is in writing and signed by the waiving Party, nor shall it forfeit any rights to future enforcement thereof.

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement and made it effective as of the date set forth at the beginning of this Agreement.

                                                     THE GOVERNOR OF THE STATE OF CALIFORNIA

/s/ illegible                                        By: /s/ William D. Kissinger
--------------------------------------------            -----------------------------------------------------------
Witness                                              William D. Kissinger, Senior Deputy Legal Affairs
                                                     Secretary, Office of the Governor of the State of California


                                                     THE CALIFORNIA DEPARTMENT OF WATER RESOURCES

/s/ illegible                                        By: /s/ Peter S. Garris
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Peter S. Garris
                                                         ----------------------------------------------------------
                                                     Title:  Deputy Director
                                                           --------------------------------------------------------


                                                     THE CALIFORNIA ELECTRICITY OVERSIGHT BOARD

/s/ Sidney Mannheim                                  By: /s/ Erik N. Saltmarsh
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Erik N. Saltmarsh
                                                          ---------------------------------------------------------
                                                     Title:  Chief Counsel and Acting Director
                                                           --------------------------------------------------------


                                                     THE CALIFORNIA PUBLIC UTILITIES COMMISSION

/s/ illegible                                        By: /s/ Harvey Y. Morris
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Harvey Y. Morris
                                                          ---------------------------------------------------------
                                                     Title:  Principal Counsel
                                                           --------------------------------------------------------


                                                     PEOPLE OF THE STATE OF CALIFORNIA, EX REL. BILL LOCKYER,
                                                     ATTORNEY GENERAL

/s/ illegible                                        By: /s/ Thomas Greene
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Thomas Greene
                                                          ---------------------------------------------------------
                                                     Title:  Senior Assistant Attorney General
                                                           --------------------------------------------------------


                                                     ATTORNEY GENERAL OF THE STATE OF OREGON

/s/ illegible                                        By: /s/ Colin Yoss
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Colin Yoss
                                                          ---------------------------------------------------------
                                                     Title:  Assistant Attorney General
                                                             Oregon Department of Justice
                                                           --------------------------------------------------------

                                                     ATTORNEY GENERAL OF THE STATE OF WASHINGTON

/s/ illegible                                        By: /s/ Brady R. Johnson
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Brady R. Johnson
                                                          ---------------------------------------------------------
                                                     Title:  Assistant Attorney General
                                                           --------------------------------------------------------


                                                     ATTORNEY GENERAL OF THE STATE OF NEVADA

/s/ illegible                                        By: /s/ Timothy Hay
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Timothy Hay
                                                          ---------------------------------------------------------
                                                     Title:  Chief Deputy Attorney General
                                                           --------------------------------------------------------


                                                     PACIFIC GAS & ELECTRIC CO., FOR ITSELF AND ON BEHALF OF ALL
                                                     OF ITS SUBSIDIARIES AND AFFILIATES

                                                     By: /s/ Gordon R. Smith
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:  Gordon R. Smith
                                                     Title: President and Chief Executive Officer


                                                     PG&E CORPORATION, FOR ITSELF AND ON BEHALF OF ALL OF ITS
                                                     SUBSIDIARIES AND AFFILIATES, AS TO THE RELEASE PROVISIONS
                                                     CONTAINED IN PARAGRAPHS 5 AND 8.9, AND THE REPRESENTATIONS AND
                                                     WARRANTIES IN PARAGRAPHS 7.1 AND 7.7, ONLY, AND NOT AS A PARTY
                                                     TO THIS AGREEMENT

/s/ Susan L. Sallaberry                              By: /s/ Bruce R. Worthington
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Bruce R. Worthington
                                                          ---------------------------------------------------------
                                                     Title:  Senior Vice President and General Counsel
                                                           --------------------------------------------------------


                                                     SOUTHERN CALIFORNIA EDISON COMPANY, FOR ITSELF AND ON BEHALF
                                                     OF ALL OF ITS SUBSIDIARIES

/s/ illegible                                        By: /s/ Stephen E. Pickett
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Stephen E. Pickett
                                                          ---------------------------------------------------------
                                                     Title:  SVP and General Counsel
                                                           --------------------------------------------------------

                                                     EDISON INTERNATIONAL, FOR ITSELF ONLY, AS TO THE RELEASE
                                                     PROVISIONS CONTAINED IN PARAGRAPHS 5 AND 8.9, AND THE
                                                     REPRESENTATIONS AND WARRANTIES IN PARAGRAPHS 7.1 AND 7.6, AND
                                                     NOT AS A PARTY TO THIS AGREEMENT

/s/ illegible                                        By: /s/ Bryant C. Danner
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Bryant C. Danner
                                                          ---------------------------------------------------------
                                                     Title:  Exec. V.P. and General Counsel
                                                           --------------------------------------------------------


                                                     CITY OF LOS ANGELES
                                                     (subject to approval as provided in Paragraph 7.2)

/s/ Don Kass                                         By: /s/ Terree Bowers
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Terree Bowers
                                                          ---------------------------------------------------------
                                                     Title:  Chief Deputy
                                                           --------------------------------------------------------


                                                     CITY OF LONG BEACH
                                                     (subject to approval as provided in Paragraph 7.2)

/s/ illegible                                        By: /s/ M. Brian McMahon
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   M. Brian McMahon
                                                          ---------------------------------------------------------
                                                     Title:  Principal
                                                           --------------------------------------------------------


                                                     LIEFF, CABRASER, HEIMANN & BERNSTEIN, LLP,
                                                     FRANCIS O. SCRAPULLA

/s/ illegible                                        By: /s/ Barry R. Himmelstein
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:   Barry R. Himmelstein
                                                          ---------------------------------------------------------

                                                     Attorneys for Thomas L. French, and William Patrick Bower

                                                     GIRARDI & KEESE
                                                     ASTRELLA & RICE, P.C.
                                                     O'DONNELL & SHAEFFER, LLP
                                                     BAKER, BURTON & LUNDY, P.C.
                                                     ENGSTROM, LIPSCOMB & LACK, P.C.

  /s/ illegible                                      By:   /s/ Walter Lack
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:     Walter Lack
                                                          ---------------------------------------------------------

                                                     Attorneys for Continental Forge Company; Andrew and Andrea
                                                     Berg, individually and d/b/a Wave Length Hair Productions;
                                                     Gerald J. Marcil; John Clement Molony; Frank and Kathleen
                                                     Stella; Douglas and Valerie Welch; SierraPine, Limited; City
                                                     of Long Beach; United Church Retirement Homes of Long Beach,
                                                     Inc.; Long Beach Brethren Manor; Robert Lamond; John W.H.K.
                                                     Phillip; City of Los Angeles; and John Frazee and Jennifer
                                                     Frazee


                                                     MICHAEL J. PONCE
                                                     DOUGLAS A. STACEY

  /s/ illegible                                      By:   /s/ Michael J. Ponce
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:     Michael J. Ponce
                                                          ---------------------------------------------------------

                                                     Attorneys for Frank Stella and Kathleen Stella


                                                     LAW OFFICES OF M. BRIAN MCMAHON

  /s/ illegible                                      By:    /s/ M. Brian McMahon
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:      M. Brian McMahon
                                                          ---------------------------------------------------------

                                                     Attorneys for City of Long Beach; United Church Retirement
                                                     Homes of Long Beach, Inc.; Long Beach Brethren Manor; and
                                                     Robert Lamond


                                                     KIESEL, BOUCHER & LARSON, LLP

  /s/ illegible                                      By:    /s/ Paul R. Kiesel
--------------------------------------------            -----------------------------------------------------------
Witness                                              Paul R. Kiesel

                                                     Attorneys for Plaintiff Cruz Bustamante

                                                     EL PASO CORPORATION

  /s/ illegible                                      By:   /s/ Dwight Scott
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:     D. Dwight Scott
                                                          ---------------------------------------------------------
                                                     Title:   EVP and Chief Financial Officer
                                                           --------------------------------------------------------


                                                     EL PASO NATURAL GAS COMPANY

  /s/ illegible                                      By:   /s/ John W. Somerhalder II
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:     John W. Somerhalder II
                                                          ---------------------------------------------------------
                                                     Title:    Chairman of the Board and CEO
                                                           --------------------------------------------------------


                                                     EL PASO MERCHANT ENERGY, L.P.

  /s/ illegible                                      By:   /s/ John L. Harrison
--------------------------------------------            -----------------------------------------------------------
Witness                                              Name:     John L. Harrison
                                                          ---------------------------------------------------------
                                                     Title:    President
                                                           --------------------------------------------------------


                               LIST OF APPENDICES


Description of Appendix                                                                                     Tab
-----------------------                                                                                     ---
Appendix 1.69 (FERC Settlement Agreement)....................................................................A

Appendix 1.89 (Security Document Provisions).................................................................B

Appendix 3.3 (Class Opt Out Formula).........................................................................C

Appendix 3.4 (Federal Court Stipulated Judgment).............................................................D

Appendix 7.5(c) (El Paso Subsidiaries and Affiliates)........................................................E

Appendix 7.6 (Edison Subsidiaries and Affiliates)............................................................F

Appendix 7.7 (PG&E and PG&E Corporation Subsidiaries and Affiliates).........................................G

                                  APPENDIX 1.69
                           (FERC Settlement Agreement)




                        [insert FERC settlement agreement
                             or Description of same]

                                  APPENDIX 1.89
                         (Security Document Provisions)


         The Security Documents shall include, in addition to the terms and conditions set forth in the main body of this Agreement and without limitation, the following provisions:

         1. Representations and Warranties. Representations and warranties regarding the Collateral relating to title, maintenance and quality of Collateral, absence of liens or other encumbrances on the Collateral (except usual and customary permitted encumbrances), material compliance with applicable environmental laws with respect to the Collateral, the solvency of the El Paso Pledgor executing the Security Document, and permits and licenses and third party and governmental approvals and consents with respect to the grant of security interests in the Collateral.

         2. Maintenance, Certification and Monitoring of Collateral Coverage Ratio. Agreement to (a) permit the Settlement Fund or its designee(s) (or any of its agents), at their cost and expense, to enter upon El Paso's property upon reasonable advance notice from time to time to inspect the property, appraise the property, and perform such other due diligence as the Settlement Fund or its designee(s) may reasonably require to confirm the El Paso Pledgors' compliance at all times with the terms of this Agreement and the Security Documents, and
(b) provide such other reports and certificates as may be reasonably requested.

         3. Title Insurance; Title Opinions. Requirements to provide adequate title insurance and/or title opinions that are usual and customary in secured lending transactions where the collateral is of a similar type and quality to the Collateral.

         4. Other Covenants. Covenants regarding the Collateral that are reasonably necessary to preserve the value of the Collateral, including material compliance with laws and regulations with respect to the Collateral, payment of material taxes and other material obligations in respect of the Collateral, maintenance of Collateral, maintenance of insurance (subject to usual and customary exceptions for self-insurance and deductibles), maintenance of the validity, perfection and priority of the liens against the Collateral, cure of any material title defects, prohibition against encumbrances (except usual and customary permitted encumbrances) environmental indemnities and prohibition on disposition of Collateral (except in connection with a permitted release or substitution under this Agreement and usual and customary permitted dispositions where the collateral is of a similar type and quality to the Collateral); provided that unless an Event of Default exists, no restrictions on the distribution of income or other economic benefits of ownership shall be imposed.

         5. Substitution and Release of Collateral. Provisions relating to the terms and conditions under which Collateral may be substituted and/ or released in accordance with the terms of this Agreement.

         6. Events of Default. Events of default pertaining to the Collateral, including material breach of representation of warranty, material breach of covenants, invalidity of the

Security Documents or the liens and security interests, or failure to maintain the perfection or priority of such liens and security.

         7. Remedies. Customary remedies, including the right to foreclose, accept deeds-in-lieu or otherwise realize on the Collateral and to exercise all other remedies at law or in equity.

         The foregoing is intended to be representative of some of the terms and conditions to be included in the Security Documents, but is not an exclusive list of the types or substance of the provisions to be included in the definitive Security Documents.

         As used in this Agreement, the following terms relating to the Oil & Gas Collateral shall have the following meanings:

         "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

         "Leases" means (a) to the extent applicable to Oil and Gas Properties, all oil and gas and/or oil, gas, and mineral leases and leasehold interests, fee mineral interests, term mineral interests, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments, contract rights to oil, gas, and mineral leases and leasehold interests under joint exploration or joint development agreements, and similar interests or estates including any reversionary or carried interests relating to any of the foregoing, (b) all production units and drilling and spacing units (and the Oil and Gas Properties covered thereby) which may affect all or any portion of such interests including those units and any units created by agreement or designation or under orders, regulations, rules or other official acts of any federal, state or other governmental body or agency having jurisdiction, (c) all surface leases, rights-of-way, easements and servitudes relating to Oil and Gas Properties, (d) any and all non-consent interests owned or held by, or otherwise benefiting, a Person and arising out of, or pursuant to, any contracts or agreements relating to Oil and Gas Properties the Person is a party to, (e) any other interest in, to or relating to (i) all or any part of the land relating to or described in the leases or other instruments set forth in (a) through (c) above, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same, and (g) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements, including without limitation all units created under orders, regulations and rules of any governmental agency or authority having jurisdiction.

         "Oil & Gas Collateral" means Oil and Gas Properties of the El Paso Pledgors included in the Collateral.

         "Oil and Gas Properties" means any one or more of the following: (a) all Leases; (b) all operating agreements, contracts and other agreements which relate to any of the Leases or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Leases; (c) all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Leases, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Leases; (d) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same; (e) all oil and gas properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired, used or held for use in connection with the operating, working or development of any of such Leases or Property and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, and similar equipment; and (f) all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing, but in each case excluding any Property that is not in material compliance with applicable environmental laws, and excluding coalbed methane Property that is permanently, or reasonably expected to be permanently, shut-in due to water production limitations, or at the time that such Property is given as Collateral, will be temporarily shut due to water production limitations.

         "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

                                  APPENDIX 3.3
                             (Class Opt Out Formula)

                                  APPENDIX 3.4
                              (Stipulated Judgment)





                           [insert stipulated judgment
                             or Description of same]

                                APPENDIX 7.5(c)
                      (El Paso Subsidiaries and Affiliates)





                 [insert EL PASO Subsidiary and Affiliate List]

                                  APPENDIX 7.6
                      (Edison Subsidiaries and Affiliates)





                  [insert EDISON Subsidiary and Affiliate List]

                                  APPENDIX 7.7
             (PG&E and PG&E Corporation Subsidiaries and Affiliates)





                        [insert PG&E and PG&E Corporation
                         Subsidiary and Affiliate List]





                                       1